Exhibit 2.1

Share Purchase Agreement

Dated May 21, 2014

(1) Symmetry Medical Sheffield Ltd. and Symmetry Medical Switzerland S.A.

and

(2) The HLD Corporation Limited

Share Purchase Agreement

Schedule 1 – Sellers’ respective shareholdings in the Company	24

Schedule 2 - Company Details	25

1.	Capacity and Authority	44

2.	The Company, the Shares and the Subsidiaries	44

3.	Accounts	46

4.	Assets	47

5.	Transactions with the Sellers	48

6.	Financing Facilities	48

7.	Bank Accounts	48

8.	Borrowings	48

9.	Disputes and investigations	49

10.	Contracts and trading	49

11.	Effect of sale of the Sale Shares	49

12.	Employment	50

13.	Defective Products/Services	51

14.	Pensions	51

15.	Connected persons contracts	52

16.	Sensitive payments	52

17.	Property warranties	53

18.	Introfocus	54

Schedule 6 - Limitations on Sellers’ Liability	55

Schedule 7 – Buyer Warranties	57

1.	Capacity and Authority	57

2.	Insolvency and Winding Up	57

3.	Buyer Obligations	58

4.	Buyer Awareness	58

Schedule 8 - Completion Provisions	59

Part 1	59

Part 2	60

Schedule 9 – Parts List	62

Agreed form Documents:

1.	Deed of Release in respect of security documents

2.	Director letter of resignation

3.	Power of Attorney

4.	Debt Waivers

5.	Deeds of Release in respect of guarantees under service agreements

This Agreement is made on	2014

Between

(1)	The Persons whose names and addresses are set out in the first column of Schedule 1 (the “Sellers”); and

(2)	The HLD Corporation Limited (registered number 8523598) whose registered office is at Woodlands, 21 Roydsdale Way, Euroway Trading Estate, Bradford, West Yorkshire, BD4 6SE (the “Buyer”).
1.	Definitions and Interpretation
1.1.	In this Agreement unless the context otherwise requires, the following definitions shall apply:

“Accounts”

the audited balance sheets of the accounts of the Company and the Subsidiaries for the accounting reference period ended on the Balance Sheet Date (a copy of which is attached to the Disclosure Letter) comprising, inter alia, a balance sheet of each Group Company and the balance sheet of the Group, profit and loss account of each Group Company (save for Introfocus Limited) and a profit and loss account of the Group and notes, auditors' and directors' reports thereon;

“Accounting Standards”

Statements of Standard Accounting Practice ("SSAPs"), Financial Reporting Standards ("FRSs"), Urgent Issue Task Force Abstracts ("UITF Abstracts"), Statements of Recommended Practice ("SORPs") as issued, or approved or recognised by the Financial Reporting Council (or its predecessor bodies) and all other generally accepted accounting principles applicable to a United Kingdom company at the date hereof;

“Agreement”	this agreement for the sale and purchase of the Shares;
"Authority"

any competent governmental, administrative, supervisory, regulatory, judicial, determinative, disciplinary, enforcement or tax raising body, authority, agency, board, department, court or tribunal of any jurisdiction and whether supranational, national, regional or local;

“the Balance Sheet Date”	31 December 2013 (being the date as at and to which the Accounts were prepared);
“Business”

all and any trades or other commercial activities of the Company and the Subsidiaries which as at the date of Completion the Company and/or any of the Subsidiaries has carried on with a view to profit or which the Company and/ or any of the Subsidiaries shall as at the date of Completion have determined to carry on with a view to profit in the immediate future;

“Business Day”	9.00 am to 5.00 pm on any day other than Saturdays and Sundays and bank holidays during which clearing banks are open for business in the City of London;

“the Buyer’s Accountants”	Mazars of Mazars House, Gelderd Road, Gildersome, Leeds LS27 7JN;
“the Buyer’s Group”

any of the following from time to time: the Buyer, its subsidiaries and Subsidiary Undertakings and any holding company or parent undertaking of the Buyer and all other subsidiaries and Subsidiary Undertakings of any holding company or parent undertaking of the Buyer and “member of the Buyer’s Group” shall be construed accordingly (save that a company shall be treated, for the purposes of the membership requirement contained in subsections 1162(2) of CA 2006, as a member of another company even if its shares in that other company are registered in the name of (a) another person (or its nominee) whether by way of security or in connection with the taking of security, or (b) its nominee);

“the Buyer’s Solicitors”	Ward Hadaway of 7th Floor The Observatory, Chapel Walks, Manchester M2 1HL;
“CA 2006”	the Companies Act 2006;
“CAA 2001”	the Capital Allowances Act 2001;
“the Company”	Whedon Limited details of which are set out in Part 1 of Schedule 2;
“Completion”	completion of the sale and purchase of the Shares in accordance with clause 4;
“Completion Payment”	means the sum of £400,000.00;
“Computer Systems”

such hardware, hand held devices, firmware, peripherals, communication links, storage media, back-up systems, networking equipment and other equipment used in conjunction with it together with all computer software and all related object and source codes and databases owned, leased or licensed by or to any Group Company, as is set out in the Disclosure Letter;

“Confidential Business Information”

all or any information relating to the following (details of which are not in the public domain) existing in any form:

(a)the business methods, corporate plans, management systems, finances, new business opportunities or development projects of any Group Company;

(b)the marketing or sales of any present or future product of any Group Company including, without limitation, customer names and lists and other details of customers, prospects, sales targets, sale statistics, pricing information, markets research reports and surveys and advertising or other promotional material; and

(c)any trade secrets or other information relating to the provision of any product or services of any Group Company to which any Group Company attaches confidentiality or in respect of which it holds an obligation of confidentiality to any third party;

"Connected Person"	a person who is connected with another for the purpose of sections 1122 and 1123 of the Corporation Taxes Act 2010;
“the Consideration”	the consideration for the purchase of the Shares set out in clause 3.1;
“the Data Room”

the virtual data room provided by Merrill Datasite on behalf of the Sellers at https://datasite.merrillcorp.com/bidder/index_frame.

do?projectId=203850 as at the date which is one Business Day prior to the date of this Agreement, a copy of which is contained on a disk provided on or before the date of this Agreement, to each of the Sellers and the Buyer;

"Deferred Consideration"	the sum of £400,000.00, as may be reduced in accordance with Clause 5.12 to be paid in accordance with Clause 3.3;
"Disclosed"	fairly disclosed with sufficient details to identify the nature and scope of the matter disclosed in or under the Disclosure Letter;
“the Disclosure Letter”

the disclosure letter (together with all documents attached or appended to it), having the same date as this Agreement, from the Sellers to the Buyer and delivered to the Buyer immediately prior to the execution of this Agreement;

“Encumbrance”

any mortgage, charge, debenture, assignment or assignation by way of security, guarantee, indemnity, hypothecation, restriction, right to acquire, right of pre-emption, option, right of conversion, pledge, declaration of trust, lien, right of set off or counterclaim, combination of accounts, retention of title arrangement, third party right or equity or any other security interest, encumbrance or preferential arrangement whatsoever, howsoever created or arising and any agreement or arrangement to create any of the above;

“FA”	Finance Act;
"Final Judgement"	in respect of a breach of Warranty, a court has awarded judgment and no right of appeal lies against such judgment or the time limit within which any appeal could have been made has expired;
“Group”	the Company and each of its Subsidiaries;
“Group Company" or "Group Companies”	the Company and each and every one of the Subsidiaries and “Group Company” shall mean any of them;

“ICTA 1988”	Income and Corporation Taxes Act 1988;
"Intellectual Property"

all copyright and related rights, moral rights, design rights, registered designs, database rights, semi-conductor topography rights, patents, rights to inventions, utility models, business names, trademarks, service marks, trade names, rights arising in domain names, rights in get-up, knowhow, trade secrets and rights in Confidential Business Information and any other intellectual property rights or rights of a similar nature (in each case whether or not registered) and all applications for any of them which may subsist anywhere in the world;

"Inter-Company Indebtedness"	all net indebtedness owed by the Group to any Seller Group Company or any Connected Person of any Seller Group Company;
"Intra-Group Indebtedness"	all indebtedness owed by one member of the Group to another member of the Group;
"Key Warranties"	the Warranties in paragraphs 2.1, 2.2, 2.3, 2.4, 5, 6 and 8 of Schedule 5 and "Key Warranty" means any one of them;
"Laws"

all applicable legislation, statutes, directives, regulations, judgments, decisions, decrees, orders, instruments, by-laws, and other legislative measures or decisions having the force of law, treaties, conventions and other agreements between states, or between states and the European Union or other supranational bodies, rules of common law, customary law and equity and all civil or other codes and all other laws of, or having effect in, any jurisdiction from time to time;

“Licence”

a licence, permit, certificate, consent, approval, filing of notifications, reports and assessments, registrations or authorisations required by law for operation of each Group Company’s business, their ownership, use, possession or occupation of any asset or the performance of this Agreement;

“Losses”

in respect of any matter, event or circumstance all demands, claims actions, proceedings, damages, payments, losses and any reasonably incurred and documented costs (including all professional, accounting and legal costs) expenses or other liabilities;

“LP(MP)A 1994”	Law of Property (Miscellaneous Provisions) Act 1994;
“Management Accounts”

the unaudited balance sheet of Clamonta Limited as at the Management Accounts Date and the unaudited profit and loss account of Clamonta Limited for the four month period ended on the Management Accounts Date copies of which are attached to the Disclosure Letter;

“Management Accounts Date”	26 April 2014;

“Material Interest”

(a)the holding of any position as director, officer, employee, consultant, partner, principal or agent;

(b)the direct or indirect control or ownership (whether jointly or alone) of any shares or debentures or any voting rights attached to them; or

(c)the direct or indirect provision of any financial assistance;

"the Pension Scheme"	the money purchase stakeholder pension scheme with Standard Life known as the Clamonta Ltd GPPP scheme, with scheme number J33445;
“Property”	the freehold property briefly described in Schedule 4;
“Relevant Proportions”	in respect of Symmetry Medical Sheffield Ltd. 59.3% and in respect of Symmetry Medical Switzerland S.A. 40.7%;
“Restricted Area”	anywhere in the World;
“Restricted Services”	the manufacture and supply of those parts listed in Schedule 10 to this Agreement;
“Rolls-Royce”	Rolls-Royce plc and/or Rolls-Royce Deutschland Ltd & Co KG;
"Seller Group Company"	Symmetry Medical Inc. and each of its subsidiaries (including but not limited to Symmetry Medical International Inc., Symmetry Medical Cheltenham Limited and the Sellers);
“the Sellers’ Solicitors”	Reed Smith LLP of The Broadgate Tower, 20 Primrose Street, London EC2A 2RS (Ref: MJGY 330290.00014);
"Sensitive Payments"

any of the following:

(a)commercial bribes, bribes or kickbacks paid to any person including central or local government officials, trade union officials or employees including, without limitation, where the bribe is made with the intention of obtaining or retaining business for any Group Company or to obtain or retain an advantage in the conduct of the business of the Group, other than any circumstances which amount to an offence under the Bribery Act 2010;

(b)amounts received with an understanding that rebates or refunds will be made in contravention of the laws of any jurisdiction either directly or through a third party, other than any circumstances which amount to an offence under the Bribery Act 2010;

(c)political contributions;

(d)payments or commitments (whether made in the form of commissions, payments or fees for goods received or otherwise) made with the understanding or under circumstances that would indicate that all or part of the payment or commitment is to be paid by the recipient to central or local government officials or as a commercial bribe, influence, payment or kickback, other than any circumstances which amount to an offence under the Bribery Act 2010;

(e)any payment deemed illegal under the Prevention of Corruption Acts 1889 to 1916 (to the extent that such act is still in force at the date of the payment);

(f)a financial or other advantage offered, promised, given or made or requested, agreed to or accepted in breach of section 1 (offences of bribing another person), section 2 (offences relating to being bribed) or section 6 (bribing of foreign officials) of the Bribery Act 2010;

(g)any bribe to a foreign public official where the intention is to influence such official in his/her capacity as a foreign public official other than any circumstances which amount to an offence under the Bribery Act 2010;

“the Shares”

the fully paid shares in the capital of the Company (as set out in Schedule 1) to be bought and sold pursuant to clause 2.1 and comprising the whole of the issued and allotted share capital of the Company;

“the Subsidiaries”	each and every company details of which are set out in Part 2 of Schedule 2;
“Subsidiary Undertaking”

a subsidiary undertaking as defined in s.1162 of CA 2006, save that a company shall be treated, for the purposes of the membership requirement contained in subsections 1162(2), as a member of another company even if its shares in that other company are registered in the name of (a) another person (or its nominee) whether by way of security or in connection with the taking of security, or (b) its nominee;

“Tax Warranties”	those Warranties set out in Part 2 of Schedule 3 and each of them;
“Taxation”	has the meaning given in Schedule 3;
“the Warranties”	the warranties of the Sellers contained in Schedule 5 and in Part 2 of Schedule 3 and "Warranty" means any one of them; and
“Warranty Claim”	any claim made by the Buyer for breach of any of the Warranties.

1.2.	In this Agreement, unless the context otherwise requires any reference to:
1.2.1.	a word or phrase, the definition of which is contained or referred to in the CA 2006 shall be construed as having the meaning attributed to it by that act (save as set out in sub-clause 1.1);
1.2.2.	any word or phrase defined in Schedule 3 (Tax Matters) Part 1 shall to the extent not inconsistent with the express terms thereof have the same meaning in this Agreement;
1.2.3.	a statute or statutory provision includes:-
1.2.3.1.	any prior or subsequent subordinate legislation (as defined in s. 21(1) of the Interpretation Act 1978) made under it;
1.2.3.2.	any repealed statute or statutory provision which it re-enacts (with or without modification); and
1.2.3.3.	any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it.
1.2.4.	documents “in the agreed form” shall be a reference to a document in the form agreed between the parties to this Agreement a copy of which has been initialled by or on behalf of the parties for the purpose of identification;
1.2.5.	a word in the singular shall include the plural and vice versa and any reference to one gender shall include all genders. Words importing the whole shall be treated as including a reference to any part of the same;
1.2.6.	a clause or schedule is a reference to clauses and Schedules of this Agreement, a reference to a sub-clause, paragraph or part is a reference to a sub-clause of the clause or paragraph or part of the Schedule in which the reference appears and a reference to this Agreement includes the Schedules (each of which shall have effect as if set out in full in the body of this Agreement);
1.2.7.	indemnify or to indemnifying any person against any Losses by reference to an event or circumstance includes indemnifying and keeping him indemnified against all Losses from time to time made, suffered or incurred by that person as a direct or indirect consequence of (or which would not have arisen but for that event or circumstance), subject to any limitations set forth in this Agreement;
1.2.8.	“costs” includes a reference to cost, charges and expenses of every description;
1.2.9.	a party or the parties, is to a party or the parties to this Agreement and shall include any successors or permitted assignees;
1.2.10.	a “person” shall include any individual, firm, company, corporation, body corporate, association, joint venture or partnership, trust or foundation, unincorporated organisation, employee representative body, government or state or agency or department of such a government or state, executors, administrators or successors in title (whether or not having a separate legal personality and wherever incorporated or established) and includes reference to that persons legal personal representative and successors;

1.2.11.

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is Agreement or to any other document is a reference to this Agreement or to that other document as assigned, novated, varied, supplemented, modified, amended or replaced (in accordance with its terms) from time to time and any provision of this Agreement is to that provision as amended in accordance with the terms of this Agreement;

1.2.12.	any English statutory provision or English legal term for any action, remedy, method of judicial proceedings, legal document, legal status, court, official, or any legal concept, state of affairs or thing shall in respect of any jurisdiction other than England and Wales be deemed to include what most nearly approximates in that jurisdiction to the English statutory provision or English legal term;
1.2.13.	any reference to an agreement includes any form of arrangements, whether or not in writing and whether or not legally binding; and
1.2.14.	“in writing” or “written” includes faxes and any non-transitory form of visible reproduction or words and letters attached to electronic mail but excludes electronic mail and text messaging via mobile phone.
1.3.	The contents page, headings and sub-headings are included for convenience only and shall not affect the construction or interpretation of this Agreement.
1.4.	In construing general words where they are either preceded or followed by words indicating a particular class of acts, matters or things, the general words shall not be given a restrictive meaning as a result of such proximity.
1.5.	All warranties, indemnities, covenants, agreements and obligations given or entered into by the Sellers in this Agreement are given or entered into by each of them, jointly and severally.
1.6.	A person shall be deemed to be connected with another if that person is connected with another within the meaning of ss.1122 and 1123 of Corporation Tax Act 2010.
1.7.	Any undertaking by a party not to do any act or thing includes an undertaking not to allow, cause or assist the doing of that act or thing and to exercise all rights of control over the affairs of any other person which that party is able to exercise (directly or indirectly) in order to secure performance of that undertaking.
2.	Sale and Purchase of Shares
2.1.	On the terms and subject to the conditions of this Agreement, each of the Sellers agrees to sell and the Buyer agrees to purchase the whole of the legal and beneficial interest in the Shares with all rights attaching including, in particular, the right to receive all dividends, declared, made or paid on or after the date of this agreement or accruing to them at Completion, with effect from Completion.
2.2.	The Sellers covenant, jointly and severally, with the Buyer that:-
2.2.1.	the Shares will, on Completion, be free from all Encumbrances;
2.2.2.	the Shares constitute the whole of the issued and to be issued share capital of the Company; and

2.2.3.	the Sellers together have and will have on Completion the right to sell and transfer the whole of the legal and beneficial interest in and title to the Shares, dividends and distributions declared, paid or made by the Company on or after the date of Completion.
2.3.	Part 1 of LP(MP)A 1994 shall not apply.
2.4.	The Buyer shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously.
2.5.	Each of the Sellers hereby irrevocably and unconditionally waives (or agrees to procure such a waiver of) all rights of pre-emption and other similar or comparable rights over any of the Shares whether conferred by the Company’s Articles of Association, any shareholders’ agreement or otherwise.
3.	Consideration
3.1.	The Consideration shall be the Completion Payment and the Deferred Consideration.
3.2.	The Completion Payment shall be paid by the Buyer to the Sellers in cash at Completion by telegraphic transfer to the bank account of the Sellers’ Solicitors (details of which are set out in Part 2 of Schedule 8). The Sellers irrevocably authorise the Sellers’ Solicitors to receive all sums due to them under this clause 3.2 and receipt by the Sellers’ Solicitors of such amounts shall be an absolute discharge of the Buyer’s obligation to pay the Completion Payment to the Sellers.
3.3.	Subject to Clause 5.12, the Deferred Consideration shall be paid by the Buyer to the Sellers in cash on the first anniversary of the date of this agreement by telegraphic transfer to the bank account of the Sellers’ Solicitors (details of which are set out in Part 2 of Schedule 8). The Sellers irrevocably authorise the Sellers’ Solicitors to receive all sums due to them under this clause 3.3 and receipt by the Sellers’ Solicitors of such amounts shall be an absolute discharge of the Buyer’s obligation to pay the Deferred Consideration to the Sellers.
3.4.	The Consideration shall be apportioned between the Sellers in accordance with Schedule 1 (save that the Buyer shall not be concerned as to such apportionment between the Sellers).
3.5.	Any payment made by the Sellers under the Warranties shall be treated as a reduction of the Consideration.
4.	Completion
4.1.	Completion of the sale and purchase of the Shares shall take place immediately after execution and exchange of this Agreement at the offices of the Buyer’s Solicitors when all the business referred to in clause 4.2 shall be transacted.
4.2.	At Completion:
4.2.1.	the Sellers shall do, deliver or procure to be done or delivered, to the Buyer those actions and items set out in Part 1 of Schedule 8; and
4.2.2.	the Buyer shall do, deliver or procure to be done or delivered to the Sellers those actions and items set out in Part 2 of Schedule 8 (subject to compliance by the Sellers with all the requirements referred to in clause 4.2.1).

4.3.	Subject to the provisions of Schedule 6, the Sellers undertake to indemnify the Buyer and the Company on demand against any Losses which it may suffer as a result of any document delivered to it under clause ~~4.2.1~~ being unauthorised, invalid or for any other reason ineffective for its purpose, except to the extent that the same is remedied (where capable of remedy) after the expiry of 7 days following receipt by the Sellers of a written notice from the Buyer giving full particulars of the relevant document which is unauthorised, invalid or for any other reason ineffective and requiring it to be remedied.
4.4.	The Buyer undertakes to indemnify the Sellers on demand against any Losses which they may suffer as a result of any document delivered to them under clause ~~4.2.2~~ being unauthorised, invalid or for any other reason ineffective for its purpose, except to the extent that the same is remedied (where capable of remedy) after the expiry of 7 days following receipt by the Buyer of a written notice from the Sellers giving full particulars of the relevant document which is unauthorised, invalid or for any other reason ineffective and requiring it to be remedied.
5.	Seller Warranties
5.1.	The Sellers jointly and severally warrant to the Buyer in relation to each of the Group Companies that the Warranties are true and accurate in all respects at the date of this Agreement save that the Sellers shall be deemed not to be in breach of the Warranties to the extent of any matters Disclosed.
5.2.	Where any Warranty refers or relates to the Company, for the purposes of this clause 5 and the Warranties only, it shall be deemed to mean the Group Companies or each or any of them as the context requires, so that each of the Warranties is given in relation to each Group Company.
5.3.	Each of the Warranties is a separate and independent Warranty and is not limited or restricted by reference to any other Warranty or any other term of this Agreement other than those limitations set out in this clause 5 and in Schedule 6 of this Agreement so that the Buyer shall have a separate claim and right to action in respect of every breach of every Warranty.
5.4.	The Buyer acknowledges and agrees that in entering into this Agreement it has relied only on the Warranties and that it shall have no right or remedy in respect of any representation, warranty, promise or assurance (made by any person whether or not a party to this Agreement) which is not included in the Warranties other than a fraudulent representation, warranty, promise or assurance.
5.5.	The Buyer acknowledges and agrees that the only remedy available to it for breach of the Warranties shall be damages, provided that nothing in this clause shall exclude or affect any right or remedy available to the Buyer in respect of fraud.

5.6.	The Buyer agrees that it has no rights against any Seller Group Company (other than the Sellers) or any present or former employee, director, agent or officer of any Seller Group Company in connection with this Agreement or its subject matter (and to the extent that the Buyer has any such rights, the Buyer hereby waives such rights) and the Buyer undertakes that it shall not make any claim against any Seller Group Company (other than the Sellers) or any present or former employee, director, agent or officer of any Seller Group Company in connection with this Agreement or its subject matter, provided that nothing in this clause shall operate to prevent the Buyer from enforcing rights or making a claim against any Seller Group Company (other than the Sellers) or any present or former employee, director, agent or officer of any Seller Group Company in connection with this Agreement or its subject matter where those rights are available or that claim arises in respect of that person’s own fraud.
5.7.	None of the information supplied by any of the Group Companies or its employees, directors, officers, agents or advisers prior to the date of this Agreement to any of the Sellers or their agents, representatives or advisers in connection with the Warranties or any provisions of the Agreement or the contents of the Disclosure Letter or otherwise in relation to the business or affairs of any of the Group Companies, shall be deemed a representation, warranty or guarantee of its accuracy by the relevant person in favour of the Sellers and shall not constitute a defence to any claim by the Buyer against the Sellers under the Warranties and the Sellers unconditionally and irrevocably waive any and all claims which they might otherwise have against any of the Group Companies and their respective employees, directors, officers, agents or advisers in respect of such information and hereby undertakes not to make any claims against or pursue any action to join in as a third party or seek a contribution or indemnity from any such person.
5.8.	The Sellers agree that if any of the Key Warranties is breached, found to be untrue, inaccurate or misleading then, without prejudice to any other rights and remedies which the Buyer may have, the Sellers will in full and final settlement pay to the Buyer the sum which if paid to the Company and the Subsidiaries would be necessary to put the Company and the Subsidiaries (as the case may be) into an equivalent position to the one in which it would have been, had the circumstances rendering the Key Warranty untrue, inaccurate or misleading not existed, together with all reasonable costs and expenses incurred or sustained by the Buyer and the Company and the Subsidiaries as a result of, or in connection with, the circumstances giving rise to the breach of the Key Warranty or of the Key Warranty being untrue or misleading.
5.9.	The Sellers acknowledge that the Buyer is entering into this Agreement in reliance on the Warranties.
5.10.	Where a Warranty refers to the knowledge, information, awareness or belief of the Sellers or is expressed to be “so far as the Sellers are aware”, it shall be deemed to be given to the best of the knowledge, information, awareness and belief David Milne, Fred Hite, Ernest James Layland and Kester Vaughan only and, for the avoidance of doubt, the Sellers shall be under no obligation to make enquires of any other person.
5.11.	The provisions of Schedule 6 shall operate to limit the liability of the Sellers under the Warranties provided always that, notwithstanding any other provision of this Agreement, none of the limitations set out in Schedule 6 shall apply:-

5.11.1.	where the liability arises as a result of or in connection with any fraud, dishonesty, wilful misconduct/concealment/misstatement/omission/non-disclosure,deliberate concealment or withholding, negligence by or on behalf of any of the Sellers, the Company or any of the officers or employees of any Group Company or any agents, advisers or representatives of any Group Company or of the Sellers, or
5.11.2.	in the case of breach of any of the Warranties contained in paragraph 1.1-1.3 (inclusive) of Schedule 5.
5.12.	Any liability of the Sellers for breach of a Warranty which is agreed by the Sellers in writing or in respect of which there is a Final Judgment in favour of the Buyer ("Warranty Liability") shall be satisfied by:
5.12.1.	first, a reduction of the Deferred Consideration by an amount equal to the amount of the Warranty Liability until the amount of the Deferred Consideration is reduced to zero; and
5.12.2.	thereafter in cash payable by the Sellers.
6.	Buyer Warranties

The Buyer warrants to the Sellers in the terms set out in Schedule 7.

7.	Restrictive Covenants
7.1.	Each of the Sellers hereby jointly and severally covenants with the Buyer that, without the prior written consent of the Buyer;
7.1.1.	each Seller will not for a period of 1 year after the date of Completion hold either directly or indirectly any Material Interest in any business (other than the Buyer or any member of the Buyer’s Group or the Company or any company which may acquire the Buyer or the Company) which provides Restricted Services in competition with the Business in the Restricted Area;
7.1.2.	each Seller will not at any time after Completion disclose (save as authorised by the Buyer in writing or required by law) any Confidential Business Information, nor will he at any time after Completion otherwise make use of any Confidential Business Information for his own benefit or for the benefit of others, or in any way to the detriment of the Company;
7.1.3.	each Seller will not for a period of 1 year after Completion solicit, encourage, induce, entice or procure or endeavour to do any of the foregoing or encourage anyone else to solicit, encourage, induce, entice or procure or endeavour to do any of the foregoing, any person who is, and was at the date of Completion, employed by the Company in an executive or managerial position to leave the employment of the Company or the Buyer or any member of the Buyer’s Group and join any Seller Group Company as an employee or otherwise;

7.1.4.	each Seller will not for a period of 1 year after the date of Completion in respect of Restricted Services directly or indirectly solicit the custom of any Customer (for the purposes of this clause "Customer" shall mean any person who is at Completion a client or customer of the Company) other than for the benefit of the Company. Notwithstanding the foregoing, nothing herein shall prohibit either of the Sellers (or any entity mentioned in clause 7.3) from serving, dealing with or accepting orders from a Customer when such Customer was also a customer of such Seller at Completion or had been a customer of such Seller within the 1 year period prior to the date of Completion;
7.1.5.	each Seller will not for a period of 1 year after the date of Completion interfere with or seek to interfere with the continuance of supplies to the Company or the Buyer or any member of the Buyer’s Group (or the terms relating to such supplies) from any suppliers who have been supplying components, materials or services to a Group Company at any time during the 1 year immediately preceding Completion if that interference causes or would cause such supplier to cease supplying, or materially reduce its supply of those goods and/or services to the Company; or
7.1.6.	if either Seller shall have obtained trade secrets or other confidential information belonging to any third party under an agreement which contained restrictions on disclosure on either that Seller or the Company, such Seller will not without the previous written consent of the Buyer at any time infringe such restrictions;
7.1.7.	each Seller will not at any time after Completion use in the course of any business:-
7.1.7.1.	the words “Clamonta”, “Whedon” and/or “Introfocus”; or
7.1.7.2.	any trade or service mark, business or domain name, design or logo which, at Completion was or had been owned by the Company.
7.2.	The parties agree that the restrictions contained in clause 7.1.2 shall not apply if and to the extent that the Confidential Business Information concerned has ceased to be confidential or come into the public domain (other than as a result of breach of any obligation of confidence owed by the Sellers).
7.3.	Each Seller shall procure that all companies and businesses directly owned or controlled by him shall be bound by and observe the provisions of this clause as if they were parties covenanting with the Buyer.
7.4.	Each Seller acknowledges that the Buyer is accepting the benefit of the covenants contained in this clause both on its own behalf and on behalf of any member of the Buyer’s Group for Losses sustained by that member as a result of any material breach of the covenants contained in this clause.
7.5.	Nothing in this clause 7 shall preclude any Seller from being the owner for investment purposes only of not more than 3% of the equity share capital of any company listed on the Official List of the UK Listing Authority or quoted on the Alternative Investment Market of the Stock Exchange or on a recognised investment exchange (as defined in s.285 of the Financial Services and Markets Act 2000 (as amended)).
7.6.	Nothing in this clause 7 shall preclude any Seller Group Company from continuing to make, manufacture or supply any products which it already makes, manufactures or supplies at Completion or which it made, manufactured or supplied within the period of 1 year prior to the date of Completion.
7.7.	The restrictions contained in this clause 7 are considered reasonable by the Sellers in all respects but if any of those restrictions shall be held to be void in circumstances where it would be valid if some part were deleted the parties agree that such restrictions shall apply with such deletion as may be necessary to make it valid and effective.
7.8.	The provisions of clauses 7.1.1 to 7.1.7 (inclusive) are separate and severable and shall be enforceable accordingly.

7.9.	Any covenants given in this clause 7 in respect of “the Company” shall be deemed to be given separately in respect of each of the Company and the Subsidiaries and (unless the context or subject matter otherwise requires the expression “the Company” in this clause 7 shall be construed accordingly.
7.10.	The Buyer hereby covenants with the Sellers that, without the prior written consent of the Sellers it will not, and it will procure that the Group will not, at any time after Completion use in the course of any business the words “Symmetry”, “Symmetry Medical Inc.”, “Symmetry Medical International Inc.” and/or “Symmetry Medical Cheltenham Limited”
8.	Tax

In relation to the tax arrangements, the provisions of Schedule 3 apply.

9.	Seller Indemnity
9.1.	Subject to the provisions of Schedule 6, the Sellers undertake to indemnify and to keep indemnified, the Buyer and each Group Company against all Losses which may be suffered or incurred by any of them and which arise directly or indirectly in connection with
9.1.1.	any inter-company balances in relation to any Seller Group Company which do not fall within the definition of Inter-Company Indebtedness as stated in this Agreement;
9.1.2.	the loss of each Group Company's statutory books and registers;
9.1.3.	any Taxation for which a Group Company is liable by reason of any waiver or cancellation of Intra-Group Indebtedness or Inter-Company Indebtedness at or prior to Completion.
9.2.	Any payment made in respect of a claim under this clause 9 shall include:-
9.2.1.	an amount in respect of all reasonably incurred and documented costs and expenses incurred by the Buyer or any Group Company (as the case may be) in relation to bringing a claim; and
9.2.2.	any amount necessary to ensure that, after any Taxation of the payment, the Buyer is left with the same amount it would have had if the payment was not subject to Taxation.
10.	Buyer Indemnity
10.1.	The Buyer undertakes to indemnify and to keep indemnified, the Sellers and each Seller Group Company against all amounts due, paid or payable in connection with:
10.1.1.	the supply of gas to the Property and/or Clamonta Limited pursuant to the Agreement between E.on and Symmetry Medical Cheltenham Limited dated 22 January 2014; and
10.1.2.	the supply of electricity to the Property and/or Clamonta Limited pursuant to the Agreement for supply of electricity between Havenpower and Symmetry Medical Cheltenham Limited dated 29 January 2014.

10.2.	Any payment made in respect of a claim under this clause 10 shall include:-
10.2.1.	an amount in respect of all reasonably incurred and documented costs and expenses incurred by the Sellers or any Seller Group Company (as the case may be) in relation to bringing a claim; and
10.2.2.	any amount necessary to ensure that, after any Taxation of the payment, the Sellers are left with the same amount they would have had if the payment was not subject to Taxation.

11.	Assignment
11.1.	Save as is set out in paragraph 11.2, this Agreement (and any benefit arising under it) shall not be assignable by the Buyer or the Sellers in whole or in part save that the Buyer shall be entitled to assign its rights (but not its obligations) under this Agreement to another member of the Buyer’s Group provided always that in the event that the member of the Buyer’s Group ceases to be a member of such group, it shall assign this Agreement back to the Buyer or another member of the Buyer’s Group.
11.2.	The Buyer may assign in whole or in part the benefit of this Agreement to any financial institution by way of security for the borrowings of the Buyer under any loan agreement under which it borrowed the Consideration, or part of the Consideration, or to any other financial institution by way of security for the borrowings of the Buyer resulting from any refinancing of such borrowings. Any such assignee may enforce any right or benefit assigned to it as if it had been named as the Buyer in this Agreement, and may recover as if it had acquired the Shares for the Consideration and on the other terms of this Agreement.
11.3.	If the Buyer assigns this Agreement in accordance with the provisions of clause 11.1 and 11.2:
11.3.1.	the Sellers shall discharge their obligations under this Agreement to the Buyer until they receive notice of the assignment;
11.3.2.	the assignee may enforce this Agreement as if it were a party to it, but the Buyer shall remain liable for any obligations under the agreement; and
11.3.3.	the liability of the Sellers to any assignee cannot be greater than their liability to the Buyer.
12.	Buyer’s Post Completion Obligations
12.1.	The Buyer shall procure that -
12.1.1.	each Group Company shall preserve until the sixth anniversary of Completion all books, records and documents which are at Completion in its possession or under its control insofar as they record matters occurring on or before Completion;

12.1.2.	until the sixth anniversary of Completion, the Sellers and their agents, accountants, solicitors and other professional advisers shall be allowed to inspect and, at the Sellers’ expense, take copies of the books, records and documents referred to in clause 12.1.1 (but only in relation to matters recorded therein which occurred on or before Completion) at all reasonable times upon the Sellers giving reasonable notice of such requirement to the relevant Group Company; and
12.1.3.	for a period of 12 months following Completion, the Buyer shall promptly provide the Sellers and their agents, accountants, solicitors and other professional advisers with such assistance, access to staff of any Group Company and access to information in relation to any Group Company as the Sellers and their agents, accountants, solicitors and other professional advisers may reasonably require in connection with the preparation of the statutory accounts of any Seller Group Company, at all reasonable times upon the Sellers giving reasonable notice of such requirement to the relevant Group Company.
12.2.	The Buyer shall not, so long as any of the Buyer’s obligations set out in clause 12.1 are applicable or capable of taking effect, cease to control any Group Company or any material part of its business without first procuring from the person acquiring control an undertaking in a form satisfactory to, and in favour of, the Sellers to be bound by such provisions to the same extent as the Buyer is bound.
12.3.	The Buyer shall procure that the Company shall prepare and send to the Sellers and load onto Hyperion by 5pm on Thursday 29th May 2014, management accounts in respect of the Group for the period from 27th April 2014 up to and including the date of this Agreement in the format which has been used by the Group for prior periods (to include all non-financial loads).
13.	Successors

This Agreement shall be binding upon and enure for the benefit of each party’s successors in title.

14.	Agreement Survives Completion

The Warranties and all other provisions of this Agreement insofar as they have not been performed at Completion shall remain in full force and effect notwithstanding Completion.

15.	Governing Law, Jurisdiction and Service of Process
15.1.	English law governs this Agreement and the parties submit to the exclusive jurisdiction of the English courts as regards any claim or matter arising under this Agreement or in connection with it or its subject matter or formation (including non-contractual disputes or claims).
15.2.	The Sellers hereby agree that any legal proceedings may be served on them by delivering a copy of such proceedings to them at their respective addresses set out in this Agreement, with a copy to the Seller’ Solicitors at the address set forth herein.
15.3.	The Buyer hereby agrees that any legal proceedings may be served on it by delivering a copy of such proceedings to them at its address set out in this Agreement, with a copy to the Buyer’s Solicitors at the address set forth herein.

16.	Waiver and Liability
16.1.	Any rights or remedies conferred upon either party in this Agreement are in addition to and without prejudice to all other rights and remedies available to it. No exercise or failure to exercise or delay in exercising any right power or remedy shall constitute a waiver by such party of any such other right, power or remedy. No single or partial exercise of any remedy, right, power or privilege shall preclude any further exercise thereof or exercise of any other remedy, right, power or privilege.
16.2.	The Buyer may release or comprise the liability of any of the Sellers hereunder without affecting the liability of any other Seller.
16.3.	Any waiver of any right under this Agreement is only effective if it is in writing.
17.	Severance

If any term or provision of this Agreement shall be held to be illegal or unenforceable, in whole or in part, the validity and enforceability of the remainder of this Agreement shall not be affected.

18.	Payments
18.1.	Save as set out in this Agreement, all payments to be made under this Agreement shall be made in full without set-off or counterclaim and free from any deduction or withholding save as may be required by law (in which event the deduction or withholding will not exceed the minimum amount which it is required by law to deduct or withhold). If any deduction or withholding is required by law to be made from any sums payable under this Agreement (except for any interest under clause 18.3), the Buyer or the Sellers (as the case may be) shall be obliged to pay such increased sums as will, after such deduction or withholding as is required to be made has been made, leave the recipient with the same amount as it would have been entitled to receive in the absence of such requirement to make a deduction or withholding.
18.2.	Any sums due to the Sellers pursuant to this Agreement may be paid to the Sellers’ Solicitors whose receipt shall constitute a full discharge of the Buyer’s obligations to make such payment and the Buyer shall not be concerned with the application of any such amount between the Sellers.
18.3.	If any party to this Agreement defaults in the payment when due of any sum payable under this Agreement the liability of the defaulting party (whether determined by agreement or pursuant to an order of a court or otherwise) shall be increased to include interest on that sum from the date when the payment was due until the date of actual payment (after as well as before judgment) at 3 per cent per annum above the base rate of Barclays Bank plc from time to time in force. This interest shall accrue from day to day. It shall be compounded quarterly and payable on demand.
18.4.	Other than in respect of any Consideration payable at any time by the Buyer under this Agreement, if any payment by any party to another hereunder shall be subject to Taxation in the hands of the recipient then the sum payable shall be increased by such amount as will ensure that, after payment of any Taxation, the recipient receives a net sum equal to the sum which it would otherwise have received under this Agreement had the payment not been subject to Taxation (and for these purposes a sum shall be regarded as chargeable to Taxation in circumstances where it would have been chargeable to Taxation but for some relief available to the recipient).

19.	Announcements
19.1.	Subject to clause 19.2, no announcement or other disclosure shall be made by any party to this Agreement either before or after Completion in relation to any of the transactions provided for in this Agreement without the prior written consent of the other party(ies) to this Agreement.
19.2.	Clause 19.1 does not apply to any communication (whether written or otherwise) or announcement:-
19.2.1.	to the extent that it is required by law or the rules of any stock exchange to which a party is subject or by any governmental authority, including but not limited to the rules and regulations of the United States Securities Exchange Commission;
19.2.2.	made or sent by the Buyer or the Sellers after Completion to any Group Company’s customers, clients or suppliers advising them of the change of control of the Group.
20.	Entire Agreement
20.1.	This Agreement and the documents entered into pursuant to this Agreement set out the entire agreement and understanding between each of the Sellers and the Buyer in connection with the Company and the Subsidiaries and the sale and purchase of the Shares and supersede any previous agreement, undertakings, arrangements or statements between the parties relating to the subject matter of this Agreement.
20.2.	Each of the parties irrevocably and unconditionally acknowledges and agrees that in entering into this Agreement and the documents referred to in it, it does not rely on and shall have no remedy for rescission or otherwise in respect of any statement, representation, warranty or understanding of any person other than as expressly stated in this Agreement as a warranty representation or undertaking. No party shall have any claim for innocent or negligent misrepresentation based upon any statement in this Agreement. Nothing in this clause shall, however operate to limit or exclude any liability for fraud or fraudulent misrepresentation.
21.	Variation

No variation of this Agreement or any of the documents in the agreed form (or the executed engrossments thereof) shall be valid unless it is in writing and signed by or on behalf of each of the parties to this Agreement or the parties to the relevant document.

22.	Costs

Unless otherwise provided in this Agreement, each party to this Agreement shall pay its own costs of and incidental to this Agreement and each document referred to in this Agreement and the sale and purchase hereby agreed to be made.

23.	Notices
23.1.	Any notice and any permission, consent, licence, approval or other authorisation to be served upon or given or communicated to one party by the other (in this clause called a “communication”) shall be in the form of a document in writing.
23.2.	All communications shall be made to the Buyer at the following address:

Address:

The HLD Corporation Limited

c/o PO BOX 572

Roydsdale Way

Woodlands

Roydsdale Way

Euroway Industrial Estate

Bradford

West Yorkshire

BD4 5SE

England

For the attention of: Demis Ohandjanian

23.3.	All communications shall be made to the Sellers at the following addresses:

Address:

Symmetry Medical Sheffield Ltd.

Beulah Road

Sheffield

England

S6 2AN

For the attention of: Ernest James Layland

and

Symmetry Medical Switzerland S.A.

Grand Rue 53

Corgemont

Switzerland 2606

For the attention of: Pia Tosin

in each case with a copy to:

Michael Young

Reed Smith LLP

The Broadgate Tower

20 Primrose Street

London EC2A 2RS

(Ref: MJGY - 330290.00014)

23.4.	All communications shall be delivered by hand during normal business hours or sent by pre-paid first class post or reputable overnight delivery service (including by way of example, but not limited to Fed Ex or UPS).
23.5.	All communication shall have effect for the purposes of this Agreement and shall be deemed to have been received by the party to whom it was made:
23.5.1.	if delivered by hand upon receipt by the relevant person for whose attention it should be addressed under this clause or upon receipt by any other person then upon the premises at the relevant address who reasonably appears to be authorised to receive post or other messages on behalf of the relevant party; and

23.5.2.	if sent by pre-paid first class post or overnight service, 1pm on the Business Day after posting.
23.6.	Any notification of changes in the details of clause 23.2 and 23.3 shall be made in accordance with this clause and shall be substituted for such details upon deemed receipt in accordance with this clause.
23.7.	For the purposes of this clause 23:-
23.7.1.	all times are to be read as local time in the place of deemed receipt; and
23.7.2.	if a notice is given or deemed given at a time or on a date which is not a Business Day, it shall be deemed to have been given on the next Business Day.
23.8.	Symmetry Medical Switzerland S.A. irrevocably appoints Reed Smith Corporate Services Limited, The Broadgate Tower, Third Floor, 20 Primrose Street, London EC2A 2RS (Ref: RSCS/330290.00014) as its agent to receive on its behalf in England or Wales service of any proceedings under clause 23.1 above. Such service shall be deemed completed on delivery to such agent (whether or not it is forwarded to and received by Symmetry Medical Switzerland S.A.) and shall be valid until such time as the Buyer has received prior written notice that such agent has ceased to act as agent. If for any reason such agent ceases to be able to act as agent or no longer has an address in England or Wales, Symmetry Medical Switzerland S.A. shall forthwith appoint a substitute acceptable to the Buyer and deliver to the Buyer the new agent's name and address within England and Wales.
24.	Further Assurance

The parties, at their own cost, shall and shall procure that any other necessary party shall execute all such documents and do all such acts and things as may be required on or subsequent to Completion by the other party Buyer for securing to or vesting in the other party the full benefit of this Agreement in accordance with the terms and conditions of this Agreement.

25.	Third Party Rights
25.1.	Except as expressly provided in this Agreement, no term of this Agreement is intended for the benefit of any third party, and the parties do not intend that any term of this Agreement should be enforceable by a third party either under the Contracts (Rights of Third Parties) Act 1999 or otherwise.
25.2.	The rights of the parties to terminate, rescind or agree any variation, waiver or settlement under this Agreement is not subject to the consent of any person that is not a party to this Agreement.
26.	Counterparts

This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be an original.

In Witness of which the parties have executed this Agreement as a deed (but not delivered until the date hereof) on the date first before written.

Schedule 1 – Sellers’ respective shareholdings in the Company

Column 1	Column 2	Column 3	Column 4
Sellers’ Names and Addresses	No. of Shares	Amount of Completion Payment	Amount of Deferred Consideration
Symmetry Medical Sheffield Ltd. Beulah Road, Sheffield, England, S6 2AN	593 Ordinary Shares of £1 each	£237,200	£237,200
Symmetry Medical Switzerland S.A. Grand Rue 53, Corgemont, Switzerland CH 2606	407 Ordinary Shares of £1 each	£162,800	£162,800
		Total £400,000	Total £400,000

Schedule 2 - Company Details

Part 1: Details of the Company

1.	Name:	Whedon Limited
	Company Number:	05696257
	Registered Shareholders:	Symmetry Medical Sheffield Limited Symmetry Medical Switzerland (Swiss Company)
	Issued Share Capital:	1,000 Ordinary Shares of £1 each ("Ordinary Shares") of which: 593 Ordinary Shares are held by Symmetry Medical Sheffield Limited 407 Ordinary Shares are held by Symmetry Medical Switzerland S.A.
	Registered Office:	c/o Clamonta Limited Whitacre Road Nuneaton Warwickshire CV11 6BX
	Directors:	Fred Hite Ernest James Layland David Milne
	Secretary:	None
	Auditors:	Ernst & Young LLP 1 Colmore Square Birmingham B4 6HQ
	Accounting Reference Date:	31 December

Part 2: Details of the Subsidiaries

1.	Name:	Clamonta Limited
	Company Number:	03816617
	Registered Shareholders:	Whedon Limited
	Issued Share Capital:	131,250 A Ordinary Shares of £1 each 107,732 B Ordinary Shares of £1 each 1,000 Preference Shares of £1 each
	Registered Office:	Whiteacre Road Industrial Estate Nuneaton Warwickshire CV11 6BX
	Directors:	Fred Hite Ernest James Layland David Milne
	Secretary:	None
	Auditors:	Ernst & Young LLP 1 Colmore Square Birmingham B4 6HQ
	Accounting Reference Date:	31 December

2.	Name:	Introfocus Limited
	Company Number:	01639209
	Registered Shareholders:	Clamonta Limited
	Issued Share Capital:	36,000 Ordinary Shares of £1 each
	Registered Office:	c/o Clamonta Limited Whitacre Road Nuneaton Warwickshire CV11 6BX
	Directors:	Fred Hite Ernest James Layland David Milne
	Secretary:	None
	Auditors:	N/A Dormant Company
	Accounting Reference Date:	31 December

Schedule 3 - Tax Matters

Part 1: Definitions and Tax Covenant

Definitions

In this Schedule:

1.1.	Words and expressions defined in the Agreement shall, except where otherwise provided or expressly defined below, have the same meaning;
1.2.	“Auditors” means the auditors of the Company from time to time;
1.3.	“Buyer’s Relief” means any Relief which arises as a result of or by reference to any Event whatsoever occurring after the Balance Sheet Date to the extent that such Relief arises in the ordinary course of business of the Company in the period from the Balance Sheet Date to (and including) Completion or arises after Completion;
1.4.	“CAA 2001” means the Capital Allowances Act 2001;
1.5.	"CTA 2009" means the Corporation Tax Act 2009;
1.6.	"CTA 2010" means the Corporation Tax Act 2010;
1.7.	“Claim for Taxation” includes any notice, demand, assessment, determination letter or other document issued, or action taken, by or on behalf of any Taxation Authority and whether issued before or after Completion, whereby it appears that the Group Company is or may be subject to a Liability to Taxation (whether or not it is primarily payable by the Company and whether or not the Group Company has or may have any right of reimbursement);
1.8.	“Event” means any event whatsoever including but not limited to any disposition, transaction, action or omission, the earning, accrual or receipt of any income, profits or gains, the declaration, payment or making of any dividend or other distribution (in each case whether actual or deemed) the sale and purchase of the Shares pursuant to this Agreement, Completion and includes any events which are deemed to have occurred for any Taxation purpose;
1.9.	“ITA” means Inheritance Tax Act 1984;
1.10.	“ITEPA” means Income Tax (Earnings and Pensions Act) 2003;
1.11.	“Liability to Taxation” includes, in relation to any claim under the Tax Warranties:
1.11.1.	any liability of each Group Company to make an actual payment of or in respect of Taxation;
1.11.2.	the set-off or utilisation of any Pre-Completion Relief or Buyer’s Relief against a liability of each Group Company to make an actual payment of or in respect of Taxation where, but for such set off or utilisation, a liability would have arisen under paragraph 1.11.1 above;

1.11.3.	the loss, disallowance, counteracting or clawing back of any Pre-Completion Relief (other than by way of set off or utilisation as set out in paragraph 1.11.2 above) which would otherwise have been available to each Group Company;
1.11.4.	the loss, nullifying, disallowance, cancellation or set-off of a right to repayment of Taxation which would otherwise have been available to each Group Company and which is taken into account in the Accounts;

and in the case of:

1.11.5.	paragraph 1.11.1 the amount of the Liability to Taxation shall be the amount of Taxation or the payment in respect of Taxation which is payable;
1.11.6.	paragraph 1.11.2 the amount of the Liability to Taxation shall be that amount of Taxation which would have been payable but for such set-off or utilisation;
1.11.7.	paragraph 1.11.3 the amount of Liability to Taxation shall be the value attributed in the Accounts to, or the extent to which any provision in respect of Taxation in the Accounts is reduced by reference to, the Pre-Completion Relief so lost, counteracted, or clawed back; and
1.11.8.	paragraph 1.11.4 the amount of Liability to Taxation shall be the amount of repayment which would otherwise have been available;
1.12.	“Overprovision” means the amount by which any provision in the Accounts relating to Taxation (other than a provision for deferred Taxation) is overstated, applying the accounting policies, principles and practices adopted in relation to the preparation of the Accounts;
1.13.	“Pre-Completion Relief” means:-
1.13.1.	any Relief which arises as a result of or by reference to any Event occurring or deemed to occur on or before Completion and which is treated as an asset in the Accounts;
1.13.2.	any Relief which is taken into account in computing (and so reducing or eliminating) any provision for deferred tax which appears in the Accounts or which would have appeared there but for the presumed availability of the Relief; and
1.13.3.	to the extent it exceeds any Relief noted at paragraph 1.13.2, any Relief which is taken into account in the preparation of the Accounts;
1.14.	“Relevant Person” means any Seller and any company or person (other than the Buyer or a Group Company) which is resident for Taxation purposes in the United Kingdom and is, or has been treated on or before Completion as, a member of the same group as, or otherwise connected or associated in any way with, any Seller or any Group Company for any Tax purpose or which at any time after Completion is treated as a member of the same group as, or otherwise connected or associated in any way with, any Seller for any Tax purpose;

1.15.	“Relief” includes any relief, loss, allowance, exemption, set-off, deduction or credit available from, against or in relation to Taxation or in the computation of income, profits or gains for any Taxation purpose or any right to a repayment of Tax;
1.16.	“Taxation” or “Tax” means all forms of taxation, duties, imposts, governmental charges (whether international, national or local) and levies in each case of a fiscal nature whatsoever and whenever created, enacted or imposed and whether of the United Kingdom or elsewhere and without prejudice to the generality of that expression includes:-
1.16.1.	income tax, corporation tax, capital gains tax, inheritance tax, stamp duty, stamp duty reserve tax, stamp duty land tax, rates, value added tax, customs and other import duties, insurance premium tax, national insurance contributions, tax deducted under PAYE and any payment whatsoever which each Group Company may be or become bound to make to any Taxation Authority as a result of any enactment relating to Taxation and any other taxes, duties or levies supplementing or replacing any of the above; and
1.16.2.	all costs, charges, interest, fines, penalties and expenses incidental or relating to any Taxation, duties, imposts, charges and levies in each case of a fiscal nature whatsoever (including without limitation any such described above);
1.17.	“Taxation Authority” means HM Revenue and Customs its predecessor bodies or any statutory or governmental authority or body (whether in the United Kingdom or elsewhere) involved in the collection or administration of Taxation;
1.18.	“TCGA” means Taxation of Chargeable Gains Act 1992;
1.19.	“TMA 1970” means the Taxes Management Act 1970;
1.20.	“VAT” in the United Kingdom, value added tax and, elsewhere, any equivalent tax;
1.21.	“VATA 1994” means the Value Added Tax Act 1994; and
1.22.	References to any Event occurring on or before Completion include any combination of two or more Events where at least one of those Events occurs on or before Completion otherwise than in the ordinary course of business of each Group Company and those Events which occur after Completion shall occur in the ordinary course of business or pursuant to a legally binding commitment entered into by or on behalf of the Company on or before Completion or be required by law.

Part 2: Taxation Warranties

2.	Administration
2.1.	All notices, returns, computations and payments which should be or should have been made by each Group Company for any Taxation purpose have been made within the requisite periods and are correct and complete and none of them is or, so far as the Sellers are aware, is likely to be the subject of any dispute with, or adjustment by, any Taxation Authority.
2.2.	All particulars furnished to any Taxation Authority in connection with the application for any consent or clearance on behalf of each Group Company fully and accurately disclosed all factors and circumstances material for the decision of such Taxation Authority and any such consent or clearance is valid and effective and any transaction for which consent or clearance has previously been obtained has been carried into effect (if at all) only in accordance with the terms of the relative application and consent or clearance.
2.3.	No Group Company has taken any action which has had or might have the result of altering, prejudicing or in any way disturbing any arrangement or agreement which it has previously negotiated with any Taxation Authority.
2.4.	No Group Company has in the last six years paid or become liable to pay any fine, penalty, charge, surcharge or interest charged by virtue of the provisions of TMA or any other Taxation statute and, so far as the Sellers are aware, there are no circumstances which are likely to cause a Group Company to become liable to pay such fine, penalty, charge, surcharge or interest.
2.5.	The Taxation affairs of a Group Company have not in the past six years been the subject of any investigation or enquiry by any Taxation Authorities (other than routine enquiries and audits) and, so far as the Sellers are aware, no such investigation or enquiry is anticipated.
2.6.	Each Group Company has properly operated the PAYE and NIC system.
2.7.	No Group Company is obliged to pay corporation tax in quarterly instalments under the provisions of Corporation Tax (Instalment Payments) Regulations 1998 (SI 1998 No 3175) and s.59E of the TMA 1970.
3.	Taxation Claims, Liabilities and Reliefs
3.1.	There are no matters relating to Taxation in respect of which a Group Company (either alone or jointly with any other person) has or at Completion will have, an outstanding entitlement:
3.1.1.	to make any claim (including a supplemental claim) for relief under ICTA or CTA 2010 or CTA 2009 or any other Taxation statute;
3.1.2.	to make any election for one type of relief or one basis, system or method of Taxation as opposed to another;
3.1.3.	to make any appeal (including a further appeal) against an assessment to Taxation;

3.1.4.	to make any application for the postponement of Taxation; or
3.1.5.	to elect to treat any machinery or plant as a short life asset.
3.2.	No Group Company has made nor is it entitled to make a claim under s.24 of the TCGA (Assets lost or destroyed or whose value becomes negligible) or s.48 of the TCGA (Consideration due after time of disposal).
3.3.	No Group Company is, nor so far as the Sellers are aware will it become, liable to pay or make reimbursement or indemnity in respect of any Taxation (or any amount corresponding to Taxation) in consequence of the failure by any Relevant Person to discharge that Taxation or any amount that relates to a profit, income or gain transaction, event, omission or circumstances arising, occurring or deemed to arise or occur (whether wholly or partly) prior to Completion.
3.4.	No Relief (whether by way of deduction, reduction, set-off, exemption, repayment or allowance, or otherwise) from, against or in respect of any Taxation has been claimed and/or given to a Group Company which could or might be effectively withdrawn, postponed, restricted or otherwise lost as a result of any act, omission, event or circumstances arising or occurring at any time after Completion other than an election made after Completion by the Buyer or a Group Company to disclaim such Relief.
4.	Distribution and Deductibility of Payments
4.1.	No Group Company has since the Balance Sheet Date made any payment which is or may be treated as a distribution for the purposes of Chapter 2 of Part 23 of CTA 2010 (formerly ss.209 to 211 of the ICTA).
4.2.	No Group Company has purchased, repaid or agreed to repay or redeemed or agreed to redeem or purchase its own share capital or capitalised or agreed to capitalise in the form of redeemable shares or debentures any profits or reserves of any class or description.
4.3.	No Group Company has, since the Balance Sheet Date, incurred any expenditure other than in the ordinary course of business which will not be wholly deductible in computing the relevant Group Company’s profits chargeable to corporation tax for the accounting period in which such expenditure was incurred, or against such profits as a trading expense or expense of management or as a charge on income or in computing income chargeable to corporation tax for the purpose of a property business.
5.	Losses
5.1.	All losses of any Group Company are trading losses.
5.2.	Nothing has been done and no event or events have occurred prior to Completion which would cause, in relation to a Group Company, the disallowance of the carry forward of losses and excess charges under the provisions of CTA 2010 ss. 673 to 676 (Disallowance of Trading Losses) (formerly s.768 and s.768A of the ICTA).
6.	Close Company
6.1.	No Group Company is a close company as defined in section 439 CTA 2010 (close companies) and has never in the last six years been a close investment-holding company as defined in section 34 CTA 2010 (close investment-holding companies).

6.2.	No distributions within section 1064 CTA 2010 (additional matters to be treated as distributions) or transfers of value within section 94 Inheritance Tax Act 1984 (charge on participators) have been made in the last six years by any Group Company.
6.3.	No loan or advance within section 455 CTA 2010 (loans to participators etc) has been made or agreed to be made by any Group Company in the last six years and no Group Company has since the Balance Sheet Date released or written off, and there is no agreement or arrangement for the release or writing off of the whole or part of the debt in respect of any such loan or advance.
7.	Groups
7.1.	No Group Company:-
7.1.1.	has, at any time in the last six years, been a member of a group of companies as defined in s.170 of the TCGA other than a group of which the Seller is the holding company; or
7.1.2.	has, since the Balance Sheet Date, made or agreed to make, a surrender of, or claim for, group relief under Part 5, Chapter 4 of CTA 2010 (formerly ICTA 1988, Part X, Chapter IV (group relief));
7.1.3.	is liable to make or entitled to receive a payment for group relief otherwise than to or from another Group Company;
7.1.4.	has made or received a payment from group relief which may be liable to be refunded in whole or in part;
7.1.5.	owns, or has owned, an asset which was acquired from another company, which was, at the time, a member of the same group of companies (as defined in s.170 of the TCGA (Groups of companies: interpretation of ss.170-181)), and which owned that asset otherwise than as trading stock within s.173 of the TCGA (Transfers within a group: trading stock).
7.2.	The execution or completion of this Agreement will not result in profit or gain being deemed to accrue to any Group Company for Taxation purposes, whether under s.179 of the TCGA (Company ceasing to be member of group: post-appointed day cases) or otherwise
8.	Capital Allowances
8.1.	All expenditure which a Group Company has incurred in the last four years or may incur on the provision of machinery or plant has qualified or will qualify (if not deductible as a trading expense or a trade carried on by the Company) for writing-down allowances under CAA 2001 Part 2 (Writing-down allowances and balancing adjustments).
8.2.	All claims in respect of capital allowances made by, or to be made by, a Group Company in respect of capital expenditure incurred prior to the date of this Agreement or to be incurred under any subsisting commitment have been made or will be made in relation to its trade.
8.3.	No capital expenditure incurred or to be incurred by a Group Company has been or will be deemed, under ss.4 and 5 of the CAA 2001, to have been or be incurred on a date other than that upon which the obligation to pay the expenditure became or becomes unconditional.

8.4.	No election has been made by a Group Company under s.177 of the CAA 2001 (Expenditure incurred by equipment lessor) or s.183 (Expenditure incurred by incoming lessee; transfer of allowances) in relation to any fixtures.
8.5.	No Group Company has made an election to treat any machinery or plant as a short-life asset within the provisions of Chapter 9 of Part 2 of CAA 2001 (Election for certain machinery or plant to be treated as short-life assets).
9.	Transactions not at arm’s length
9.1.	No Group Company owns nor has it agreed to acquire or sell any asset nor has it received or agreed to receive or provide any services or facilities (including without limitation the benefit of any licences or agreements and the benefit of any loans) the consideration for the acquisition or provision of which was or will be in excess of its market value or determined otherwise than on an arm’s length basis.
9.2.	No Group Company has disposed of nor acquired any asset in such circumstances that the provisions of s.17 or s.18 of the TCGA (Disposals and acquisitions treated as made at market value) could apply.
9.3.	No Group Company has entered into any transaction where for the purposes of Part 4 of Taxation (International and other Provisions) Act 2010 (formerly ICTA 1988 Schedule 28AA) arm’s length provision could be imposed instead of the actual provision (as defined in section 149) and where necessary each Group Company has sufficient records available to demonstrate compliance with Part 4.
10.	Tax Avoidance

No Group Company has engaged in or been a party to any transaction, scheme or arrangement of which the main purpose or one of the main purposes was the avoidance of or a reduction in any liability to Taxation.

11.	Demergers

No Group Company has been engaged in nor been a party to any of the transactions set out in Chapter 5 of Part 23 of CTA 2010 or ss.213 to 218 of the ICTA (Demergers).

12.	Chargeable Gains
12.1.	In determining the liability to corporation tax on chargeable gains in respect of any asset other than goodwill which has been acquired or provided by a Group Company or which a Group Company has agreed to acquire or provide:
12.1.1.	the sums allowable as a deduction will be determined solely in accordance with the provisions of s.38(1) of the TCGA and (Acquisition and disposal costs etc) and s.53 of the TCGA (Indexation allowance);
12.1.2.	the amount or value of the consideration, determined in accordance with the provisions of s.38(1)(a) of the TCGA, will not be less than the amount or value of the consideration actually given by it for that asset;
12.1.3.	the amount of any expenditure on enhancing the value of that asset, determined in accordance with the provisions of s.38(1)(b) of the TCGA, will not be less than the amount or value of all expenditure actually incurred by it on that asset.

13.	Value Added Tax
13.1.	Each Group Company:-
13.1.1.	has duly registered and is a taxable person for the purposes of Value Added Tax;
13.1.2.	has complied in all respects with all statutory requirements, orders, provisions, directions or conditions relating to Value Added Tax within the period of four years prior to the date of Completion;
13.1.3.	maintains complete, correct and up to date records for the purposes of Value Added Tax;
13.1.4.	is not in arrears with any payment or returns and is not and has not in the said period been liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provision in relation to Value Added Tax;
13.1.5.	has not been required by HM Revenue & Customs to give security under Schedule 11, paragraph 4 of the VATA;
13.1.6.	is not and has not agreed to become an agent manager or factor (for the purposes of s.47 of the VATA (Agents etc.) of any person who is not resident in the United Kingdom; and
13.1.7.	has not incurred any exempt input tax (as defined in Regulation 99 of the Value Added Tax Regulations 1995) and has not been, and is not subject to, any VAT input tax restriction as a result of any non-business activities.
13.2.	No Group Company has opted to tax any land under VATA Schedule 10 and would not require the consent of HM Revenue and Customs in order to do so.
13.3.	No Group Company is nor has, within the period of four years prior to the date of Completion, been a member of a VAT group under the provisions of s.43 of the VATA.
13.4.	No Group Company is required to carry out adjustments under the provisions of Part XV of the Value Added Tax Regulations 1995 (Adjustments to the deduction of input tax on capital items).
13.5.	All supplies made by each Group Company are standard or zero-rated for the purposes of Value Added Tax.
14.	Inheritance Tax
14.1.	There is not outstanding any Inland Revenue charge for unpaid inheritance tax (as provided by ss.237 and 238 of the ITA (Inland Revenue charge for unpaid tax)) over any asset of a Group Company or in relation to any shares in the capital of a Group Company.
14.2.	There are not in existence any circumstances whereby any power mentioned in s.212 of the ITA (Powers to raise tax) could be exercised in relation to any shares, securities or other assets of a Group Company or could be exercised but for s.204(6) of the ITA (Limitation of liability).
15.	Loan Relationships

All financing costs, including interest, discounts and premiums by any Group Company in respect of its loan relationships within the meaning of Chapter 8 of Part 5 of CTA 2009 are eligible to be brought into account by the relevant Group Company as a debit for the purposes of Part 5 of CTA 2009 at the time, and to the extent that such debits are recognised in the statutory accounts of the Group Company.

16.	Construction Industry Scheme

No Group Company is and has not been a contractor for the purposes of FA 2004, Part 3, Chapter 3 (Construction Industry Scheme).

17.	Intangible Assets
17.1.	The Disclosure Letter sets out the amount of expenditure, as reduced by any claim under section 791 of CTA 2009, on each of the intangible fixed assets, within the meaning of Part 8 of CTA 2009, of the Group Company and provides the basis on which any debit relating to that expenditure has been taken into account in the Accounts or, in relation to expenditure incurred since the Balance Sheet Date, will be available to the Group Company. No circumstances have arisen since the Balance Sheet Date by reason of which that basis might change.
17.2.	No Group Company holds or has held any rights to which Part 8A of CTA 2010 applies or an exclusive licence in respect of such right within section 357BA of CTA 2010.
18.	Share Options

The Disclosure Letter contains full details of all share incentive schemes and profit sharing schemes and employee benefit trusts established by any Group Company whether approved by the H M Revenue & Customs or not and the relevant Group Company has complied with all statutory requirements in respect of such schemes and trusts.

19.	Stamp duties
19.1.	All documents which are liable to stamp duty and which confer any right upon a Group Company or on which a Group Company may wish to rely have been duly stamped and no document which confers any right upon a Group Company or on which a Group Company may wish to rely and which is outside the United Kingdom would attract stamp duty if it were brought into the United Kingdom and there is no liability to any penalty in respect of such duty or circumstances which may give rise to such a penalty.
19.2.	No Group Company has incurred or otherwise been under a liability to stamp duty reserve tax which is outstanding and there are no circumstances which may result in it being so liable.
19.3.	Within the 5 years ending on the date of this Agreement, no Group Company has made any claim for relief or exemption under s.42 of the FA 1930, s.151 of FA 1995 or ss.75, 76 or 77 of the TA 1986.
19.4.	Stamp duty land tax has been paid in full in respect of all land transactions to which stamp duty land tax applies and in respect of which a Group Company is the buyer within the meaning of s.43(4) of the FA 2003 and no Group Company has a liability or obligation (contingent or otherwise) to submit a further land transaction return in relation to such land transaction.
19.5.	No Group Company has claimed relief from stamp duty land tax under Part 1 (group relief) or Part 2 (reconstruction and acquisition relief) of Schedule 7 of the FA 2003 where a Group Company was a buyer in respect of a land transaction for the purposes of the FA 2003.
20.	Residence and offshore interests

Each Group Company is and has at all times been resident in the United Kingdom for the purposes of all Taxation Statutes and has not at any time been resident outside the United Kingdom or had a permanent establishment outside the United Kingdom for the purposes of any Taxation Statute or any double taxation arrangements.

Part 3: Limitations

1.	Exclusions
1.1.	Any claim under the Tax Warranties shall not apply to any Liability to Taxation:
1.1.1.	if and to the extent that specific provision or reserve or allowance is made in the Accounts for such Liability to Taxation; or
1.1.2.	to the extent that such liability arises solely in the ordinary course of the business of any Group Company carried on since the Balance Sheet Date; or
1.1.3.	to the extent that such Liability to Taxation would not have arisen but for any change in legislation or in the published practice of a Taxation Authority (including any change in the rates of Taxation) or statutorily imposed variation in methods of applying or calculating rates of Taxation or any change in the published practice of any Taxation Authority in each case occurring after Completion but with retrospective effect; or
1.1.4.	to the extent of any recovery by the Buyer under the Warranties or otherwise under this Agreement in respect of, or arising from, the same Liability to Taxation; or
1.1.5.	to the extent that the Liability to Taxation arises or is increased as a result of a Group Company or the Buyer failing to submit the returns and computations required to be made by them or not submitting such returns and computations within the appropriate time limits or submitting such returns and computations otherwise than on a proper basis, in each case after Completion;
1.1.6.	if and to the extent that such Liability to Taxation is discharged on or before Completion and such discharge is reflected in the Accounts; or
1.1.7.	to the extent that such Liability to Taxation results directly from any change after Completion in the accounting reference date of the relevant Group Company or in any accounting policies of the relevant Group Company, other than in order to comply with any legal requirements or any generally accepted accounting practices in force at Completion; or
1.1.8.	to the extent that such Liability to Taxation results directly from a voluntary act or omission of a Group Company or the Buyer after Completion, save where such act or omission occurs:
1.1.8.1.	pursuant to a legally binding obligation of a Group Company entered into prior to Completion;
1.1.8.2.	with the specific prior written approval, concurrence or assistance of or at the request of the Sellers; or
1.1.8.3.	occurs in the ordinary course of business of the Group Company as carried on at Completion.

1.1.9.

to the extent that such Liability to Taxation is a liability for interest or penalties which arises or is increased as a consequence of any failure by the Buyer to comply with its obligations under the Agreement, including for the avoidance of doubt its obligations to procure that any Group Company carries out any act or does anything.

1.2.	The provisions of Schedule 6 shall apply to the Tax Warranties to the extent expressly provided in Schedule 6.
2.	Conduct of Claims
2.1.	The Buyer shall as soon as reasonably practicable notify the Sellers in writing of any Claim for Taxation which comes to its notice whereby it appears that the Sellers are or may become liable to pay the Buyer in respect of which a claim under the Tax Warranties may be made provided that the giving of such notice is not a condition precedent to the liability of the Sellers under the Tax Warranties.
2.2.	The Buyer shall ensure that a Claim for Taxation to which paragraph 2.1 applies, is, so far as reasonably practicable, dealt with separately from claims to which it does not apply.
2.3.	Provided that the Sellers indemnify the Group Company and the Buyer to the reasonable satisfaction of the Buyer against all losses, costs, damages and expenses (including interest on overdue Taxation) which may be incurred thereby the Buyer will procure that the Group Company, at the Sellers’ cost and expense, take such action and gives such information and assistance in connection with its Taxation affairs as the Sellers may reasonably and promptly request to dispute, appeal against, settle or compromise any Claim for Taxation in respect of which a claim may be made for breach of any Tax Warranties but excluding allowing the Sellers to undertake the conduct of the dispute with the relevant Taxation Authority.
2.4.	The Buyer, on receipt of notice in writing, shall procure (without prejudice to the generality of the foregoing) that the Sellers (and their advisers) are, within a reasonable time, given reasonable access to all relevant documents, records and personnel of a Group Company and the Buyer and their advisers to enable the Sellers promptly and effectively to evaluate the dispute and enforce any of their rights under this paragraph 2.
2.5.	In connection with the conduct of any dispute relating to a Claim for Taxation to which the Tax Warranties applies the Buyer or a Group Company (as the case may be) shall keep the Sellers informed of all material relevant matters and shall promptly forward or procure to be forwarded copies of all material correspondence and other written communications pertaining thereto.
2.6.	The Buyer will not be required to take or procure that each Group Company will take any action mentioned in paragraph 2.3;
2.6.1.	which it reasonably considers to be materially prejudicial to the business or Taxation affairs of a Group Company or the Buyer or any company in the same group as the Buyer; or
2.6.2.	which involves contesting a Claim for Taxation beyond the first appellate body (excluding the Taxation Authority which has made the Claim) in the jurisdiction concerned unless the Sellers obtains (at the Sellers’ cost and expense) the opinion of tax counsel of at least 10 years’ call that it is reasonable to make such an appeal.
2.7.	If the Sellers fail within 15 Business Days of the Buyer giving notice requiring the Sellers to do so to inform the Buyer of any action which the Sellers wish the Buyer to procure a Group Company to take under paragraph 2.5 the Buyer will be entitled to procure that the Group Company settles or compromises any Claim for Taxation on such terms as it determines in its absolute discretion.

3.	Dates for Payments
3.1.	A payment to be made by the Seller under this Schedule 3 shall be made in cleared funds, in the case of any claim for breach of the Tax Warranties, five days after demand is made.
3.2.	A payment to be made by the Seller under the Tax Covenant shall be made in cleared funds, five days after demand is made.
4.	Overprovisions and corresponding relief
4.1.	If on or before the seventh anniversary of Completion:
4.1.1.	any provision for Taxation (other than a provision for deferred Taxation) in the Accounts proves to be an Overprovision;
4.1.2.	any Group Company receives any repayment of or in respect of Taxation by reason of any Event occurring or deemed to occur on or before Completion which is not shown as an asset in the Accounts and is not a repayment to which paragraph 5 (Recovery from third parties) applies (a “Tax Refund”); or
4.1.3.	a payment by the Sellers under this Schedule 3 in respect of any Liability to Taxation or the circumstances giving rise to such payment results in the Buyer or any Group Company receiving any Relief (other than a Tax Refund) which it utilises on or before the seventh anniversary of Completion and which the Buyer undertakes shall be utilised as soon as is reasonably practicable (but not in preference to any other Reliefs) (a “Corresponding Relief”), then an amount equal to such Overprovision, Tax Refund or the Taxation saved by the Corresponding Relief at the date on which such Corresponding Relief is utilised, less in each case any reasonable costs and expenses properly incurred by any Group Company or the Buyer which are attributable to the Overprovision, Tax Refund or Corresponding Relief, (the “Relevant Amount”) shall be dealt with in accordance with paragraph 4.2 below provided that no account shall be taken of any such Relevant Amount to the extent that it arises as a consequence of the utilisation of any Buyer's Relief, any Pre-Completion Relief, or any action taken by a Group Company or the Buyer after Completion or any change in law or practice after Completion.

4.2.	The Relevant Amount (save to the extent that it is taken into account in computing the quantum of any payment due from the Sellers under this Schedule 3):
4.2.1.	shall first be set off against any payment then due from the Sellers under this Schedule 3 or for breach of any of the Tax Warranties;
4.2.2.	to the extent that there is an excess of the Relevant Amount after any application of it under paragraph 4.2.1 above, a refund (up to the amount of such excess) shall be made within five Business Days to the Sellers of any previous payment or payments made by the Sellers under this Schedule 3 and not previously refunded under this paragraph 4.2.2; and
4.2.3.	to the extent that the excess referred to in paragraph 4.2.2 above is not exhausted under that paragraph, the remainder of that excess shall be carried forward and set off against any future payment or payments which become due from the Sellers under this Schedule 3.

4.3.	If the Buyer or any Group Company becomes aware of the existence of any Overprovision or receives any Tax Refund or utilises any Corresponding Relief, the Buyer shall or shall procure that the relevant Group Company shall, as soon as reasonably practicable, give written notice of the same to the Sellers.
4.4.	The Sellers may, at their own expense, require the Auditors to certify the existence and quantum of any Relevant Amount and the date on which any Corresponding Relief is utilised, and in the absence of manifest error, and subject to paragraph 4.5 below, the decision of the Auditors shall be final and binding.
4.5.	If a certification has been made under paragraph 4.4, the Buyer may on or before the date which is 30 days following the seventh anniversary of Completion, at its own expense, require the Auditors to review the certification in the light of all relevant circumstances at the time of the review and to determine whether in the light of those circumstances the certification should be amended and, if the Auditors determine that the certification should be amended, the revised Relevant Amount shall be substituted for the original Relevant Amount for the purposes of paragraph 4.2, and any necessary adjusting payments shall be made within five Business Days of such determination.
5.	Recovery from third parties
5.1.	If a Group Company or the Buyer recovers or becomes aware that it is entitled to recover from any third party (including but not limited to any Taxation Authority but excluding any employee or officer of any Group Company) any amount which is referable to a Liability to Taxation in respect of which the Sellers has made a payment to the Buyer, the Buyer shall as soon as reasonably practicable give notice of that fact to the Sellers and shall take or procure that the relevant Group Company takes (at the Sellers’ expense and provided that the Sellers indemnify the Buyer and each Group Company to the reasonable satisfaction of the Buyer against all losses, costs, damages, expenses and Tax relating to that recovery which may be incurred thereby) any lawful and reasonable action necessary to effect such recovery which the Sellers may reasonably request in writing, and the Buyer shall repay to the Sellers the lesser of:
5.1.1.	the amount so recovered together with any interest (net of Taxation) or repayment supplement received in respect thereof (net of any losses, costs, damages, expenses and Tax relating to the amount recovered not previously recovered from the Sellers); and
5.1.2.	the amount paid by the Sellers in satisfaction of a claim for breach of the Tax Warranties in respect of the Liability to Taxation or Claim for Taxation in question.
5.2.	Any payment required to be made by the Buyer pursuant to paragraph 5.1 shall be made:
5.2.1.	in a case where the Buyer or a Group Company receives a payment, within five Business Days after receipt.
5.2.2.	in a case where the amount recovered is set off against any other liability of the Buyer or a Group Company, on or before the date on which such liability would otherwise be payable.

Part 4: Administrative Matters

6.	Corporation Tax Returns
6.1.	In this paragraph 6:
6.1.1.	the “Agents” means the Buyer’s Accountants;
6.1.2.	"Relevant Returns" means the accounts and corporation tax returns and computations of each Group Company in respect of the period straddling Completion (the “Straddle Period”); and
6.1.3.	"Relevant Correspondence" means all documents, correspondence and communications relating to the Relevant Returns which shall be received from or sent to HM Revenue & Customs.
6.2.	The Sellers or their duly authorised agents shall (at their expense) forthwith prepare the accounts and corporation tax returns of the relevant Group Company for all accounting periods ending on or before Completion ("Pre-Completion Returns") to the extent that the same have not been prepared before Completion and the Buyer shall procure that the relevant Group Company provides such access to its books, accounts and records as is reasonable to enable the Sellers or their duly authorised agents to prepare the documentation and to deal with all matters relating thereto.
6.3.	The Buyer shall procure that the relevant Group Company shall:
6.3.1.	on reasonable prior notice and within normal business hours, afford such access to the accounts and returns mentioned in paragraph 6.2 of this Part 4 so far as is necessary and reasonable to enable the Sellers or their duly authorised agents to prepare such accounts and returns;
6.3.2.	so far as it is legally able to do so, cause the accounts and returns mentioned in paragraph 6.2 to be authorised, signed and submitted to the appropriate authority with such reasonable amendments, if any, as the Buyer may request; and
6.3.3.	give the Sellers or their agents all such assistance (at the Seller's cost and expense) as may be reasonably required to agree the accounts and returns mentioned in paragraph 6.2 with the appropriate Tax Authority, provided that the relevant Group Company shall not be obliged to sign and submit a return which is wrong or inconsistent, in any manner.
6.4.	The Sellers shall ensure that all communications in respect of the Pre-Completion Returns to the relevant Tax Authority under this paragraph are first sent to the Buyer at least thirty days before the due date for the submission of the same and the Sellers shall incorporate any reasonable comments of the Buyer, provided such comments are provided to the Sellers at least ten days before the due date for the submission of the relevant document.
6.5.	Upon the agreement with HM Revenue and Customs or other Tax Authority of the matters conducted by the Sellers or their agents under this paragraph the Sellers or their agents shall forthwith deliver copies of all relevant files, documents and information to the Buyer.
6.6.	The Sellers shall use or shall procure that their agents use all reasonable expedition to ensure that all the tax affairs of the relevant Group Companies conducted by the Sellers or their agents under this paragraph are completed as soon as reasonably possible.

6.7.	The SelIers shall take no action after Completion nor omit to take any action after Completion the effect of which is in the Sellers’ reasonable opinion likely to increase the amount of Tax payable by the relevant Group Company in respect of accounting periods after Completion or likely to prejudice the business or tax affairs of the relevant Group Company without the prior written consent of the Buyer. Unless such action is taken with the prior written approval of the Buyer any resulting Liability to Taxation or increase in a Liability to Taxation of the relevant Group Company shall be treated as if it were a Liability to Taxation arising prior to Completion and for which the Seller is liable under Part 3.
6.8.	The Buyer shall use its reasonable endeavours to procure that the Agents shall:
6.8.1.	prepare the Relevant Returns;
6.8.2.	submit drafts of the same to the Sellers.
6.9.	The Sellers may by notice in writing to the Buyer and the Agents comment on or suggest amendments to the Relevant Returns.
6.10.	The Buyer shall procure that the Relevant Returns shall be authorised and signed by or on behalf of the Company and be submitted to HM Revenue & Customs with any such amendments as the Sellers reasonably request provided that neither the Buyer nor the Company shall be obliged to authorise, sign or submit any Relevant Return unless the Buyer reasonably believes that it is correct and accurate in all material respects.
6.11.	The Buyer shall have conduct of all Relevant Correspondence and shall or procure that the Agent shall consult with the Sellers regarding the contents:
6.11.1.	of all Relevant Correspondence; or
6.11.2.	the agreement of any matter with HM Revenue & Customs,

(in each case) and shall incorporate any reasonable comments of the Sellers.

6.12.	The Buyer shall procure that:
6.12.1.	all reasonable steps are taken to ensure that the Relevant Returns are prepared and submitted with HM Revenue & Customs as soon as practicable; and
6.12.2.	the Sellers are kept fully informed of all matters relating to the submission, negotiation and agreement of the Relevant Returns.

Schedule 4 - The Freehold Property

Address	Legal and Beneficial Owner
Whitacre Rd. Industrial Estate, Nuneaton, Warwickshire, CV11 6BX United Kingdom	Introfocus Ltd.

Schedule 5 – Seller Warranties

Part 1: General Warranties

1.	Capacity and Authority
1.1.	Authorisations

Each Seller is entering into this Agreement and any agreement to be entered into pursuant to this Agreement on its own behalf and not on behalf of any other persons and has taken all necessary action and has all requisite power and authority to enter into and perform its obligations under this Agreement and each document to be executed by it at or before Completion. No consent, action, approval or authorisation of and no registration, declaration, notification or filing with or to, any Authority or any other person is required to be obtained, or made, by each Seller to authorise the execution or performance of this Agreement by the Sellers.

1.2.	Proper Execution

The Sellers' obligations under this Agreement and each document to be executed at or before Completion are or when the relevant document is executed, will be valid, legal and binding in accordance with their terms.

1.3.	No Conflict
The execution and delivery of this Agreement and each document to be executed at or before Completion by the Sellers and the performance of and compliance with its terms and provisions will not conflict with or result in a breach of, or constitute a default under, the constitutional documents of the Sellers, any agreement or instrument to which any of the Sellers are a party or by which any of the Sellers are bound, or any Laws, order or judgment that applies to or binds any of the Sellers or any of its property.
2.	The Company, the Shares and the Subsidiaries
2.1.	Incorporation and Existence
2.1.1.	Each Group Company is a limited company duly organised and validly existing under its law of incorporation.
2.1.2.	Each Group Company has the right, power, capacity and authority to conduct its business as conducted at the date of this Agreement.
2.1.3.	Introfocus Limited is dormant and non-trading and has been for both the current and previous accounting reference periods for such entity.
2.2.	The Shares
2.2.1.	The Sellers are the only legal and beneficial owners of the Shares and the Company has not allotted any shares other than the Shares.
2.2.2.	The Shares comprise the whole of the Company’s share capital.

2.2.3.	The Shares have been properly allotted and issued and are fully paid or credited as fully paid. The Company has not exercised nor purported to exercise or claim any lien over the Shares and no call on the Shares is outstanding.
2.2.4.	There is no Encumbrance nor is there any agreement, arrangement or obligation to create or give an Encumbrance in relation to any of the Shares or unissued shares in the capital of the Company.
2.2.5.	No person has claimed to be entitled to an Encumbrance in relation to any of the Shares and no Group Company is under any obligation (whether actual or contingent) to sell, charge or otherwise dispose of any of the Shares or any interest therein to any person.
2.2.6.	Other than this Agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, sale, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, sale, transfer, redemption or repayment of, a share in the capital of the Company (including an option or right of pre-emption or conversion) and there is no litigation, arbitration, prosecution, administrative or other legal proceedings or dispute in existence or threatened against the Company or any of the Sellers in relation to any such matter.
2.2.7.	None of the Shares has been the subject of any transaction within the last five years where the transferor of the Shares made a gift of them or received no consideration (in money or money's worth) or was significantly less than the value (in money or money's worth) provided by the transferor.
2.3.	The Subsidiaries
2.3.1.	The Company does not have any subsidiary undertakings other than the Subsidiaries.
2.3.2.	Each Subsidiary is a wholly-owned subsidiary (whether direct or indirect) of the Company.
2.3.3.	Each of the shares of each Subsidiary has been properly allotted and issued and is fully paid or credited as fully paid.
2.3.4.	There is no Encumbrance in relation to any of the shares or unissued shares in the capital of any Subsidiary.
2.3.5.	No person has claimed to be entitled to an Encumbrance in relation to any of the shares of any Subsidiary and no Group Company is under any obligation (whether actual or contingent) to sell, charge or otherwise dispose of any shares in any Subsidiary or any interest therein to any person.
2.3.6.	Other than this Agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, sale, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, sale, transfer, redemption or repayment of, a share in the capital of any Subsidiary (including an option or right of pre-emption or conversion).

2.3.7.	The Company does not own any shares or stock in the capital of nor does it have any beneficial interest in any company other than the Subsidiaries nor does the Company control or take part in the management of any other company.
2.3.8.	No Group Company has any branch, division, agency, place of business, operation or substantial assets outside its jurisdiction of incorporation.
2.3.9.	There is no litigation, arbitration, prosecution, administrative or other legal proceedings or dispute in existence or threatened against the Company or any of the Sellers in relation to any share (whether issued or to be issued) in the capital of any Subsidiary.
2.3.10.	None of the shares in the capital of the Subsidiaries has been the subject of any transaction within the last five years where the transferor of those shares made a gift of them or received no consideration or where the consideration (in money or money's worth) was significantly less than the value (in money or money's worth) provided by the transferor.
2.4.	Purchase of Own Shares
2.4.1.	No Group Company has:
2.4.1.1.	at any time purchased, redeemed or repaid any of its own share capital; or
2.4.1.2.	given any unlawful financial assistance in connection with any acquisition of its share capital or the share capital of any holding company from time to time.
2.5.	Constitution, Registers and Returns
2.5.1.	The register of members of each Group Company and each Subsidiary contains true and accurate records of the relevant Group Company and no Group Company has received any notice or allegation that any of the records of such members is incorrect or incomplete or should be rectified.
2.5.2.	No Group Company has executed any power of attorney or conferred on any person other than its directors, officers and employees any authority to enter into any transaction on behalf of or to bind the relevant Group Company in any way and which power of attorney remains in force.
2.5.3.	The statutory books of each Group Company are in all material respects up-to-date, in its possession or control and are true and accurate in accordance with applicable law.
2.5.4.	All resolutions, annual returns and other documents required by law to be delivered to the UK Registrar of Companies (or other relevant company registry or other corporate authority in any jurisdiction) in respect of each Group Company have in all material respects been properly prepared and filed and are true and accurate.
3.	Accounts
3.1.	The Accounts

3.1.1.	The balance sheet in each set of the Accounts gives a true and fair view of the state of affairs of the relevant company as at the Balance Sheet Date.
3.1.2.	The profit and loss account in each set of Accounts gives a true and fair view of the profits or losses of the relevant company for the period ended on the Balance Sheet Date.
3.1.3.	The Accounts have been properly prepared and audited in accordance with UK GAAP (which shall mean for the purposes of this warranty Generally Accepted Accounting Practice in the United Kingdom).
3.1.4.	The Accounts have been prepared in accordance with the applicable requirements of the CA 2006 and applying accounting policies consistent with those applied in all audited accounts of the Company in respect of the three financial years ended on the Balance Sheet Date.
3.2.	Management Accounts
3.2.1.	The Management Accounts have been prepared applying accounting policies consistent, in all material respects, with those employed in preparing the Accounts.
3.2.2.	Having regard to the purpose for which they were prepared, the Management Accounts are not misleading in any material respect and do not materially overstate the value of the assets nor materially understate the liabilities of the relevant Group Company as at the dates to which they were drawn up and do not materially overstate the profits of any Group Company in respect of the periods to which they relate.
4.	Assets
4.1.	The assets included in the Accounts, together with any assets acquired by any Group Company since the Balance Sheet Date, which include those assets listed in the asset register a copy of which is in the Data Room, (except for those disposed of since the Balance Sheet Date in the normal course of business) and all other assets used by any Group Company in connection with the Business are:
4.1.1.	legally and beneficially owned by the relevant Group Company, free from Encumbrance or any other third party right, and the Company has good and marketable title to such assets; and
4.1.2.	in the possession and control of the Company.
4.2.	So far as the Sellers are aware, the plant, machinery, vehicles, office and other equipment used by the Group Companies in connection with the Business are in good working order, have been regularly and properly maintained and are capable of doing the work for which they were designed.
4.3.	So far as the Sellers are aware, each element of the Computer Systems owned, leased or licensed by the Company in relation to the Business ("IT System"):
4.3.1.	is functioning properly and in accordance with all applicable specifications;
4.3.2.	is not defective in any material respect and contains no software virus or other malware; and

4.3.3.	has sufficient capacity, scalability and performance to meet the current requirements of the Business as carried on at Completion.
4.4.	So far as the Sellers are aware, the Group Companies have obtained all rights from third parties that are necessary to enable it to make and continue to make use of the IT System for the purposes of the Business to the extent allowed under any applicable licence or contract.
4.5.	So far as the Sellers are aware, the assets owned by each Group Company comprise all the assets necessary for the continuation of the Business as it is carried on at Completion, and such assets are not shared with any other person.
4.6.	Other than as required in relation to the IT System, the Group does not require any Intellectual Property Rights to carry on the Business.
5.	Transactions with the Sellers
5.1.	There is no outstanding liability (actual or contingent) and no outstanding contract, commitment or arrangement between any Group Company and any of the following:
5.1.1.	any Seller Group Company or Connected Person of any Seller Group Company; or
5.1.2.	any director of a Seller Group Company or any Connected Person of such a director.
6.	Financing Facilities

As of the date of Completion, no member of the Group is party to any financial facility or borrowing arrangement or has granted any security in respect of the same.

7.	Bank Accounts
7.1.	The Data Room contains details of all deposit and bank accounts maintained by each Group Company.
7.2.	A statement of the credit or debit balances on each of the accounts referred to in paragraph 7.1 as at 12 p.m. on the date of this Agreement has been provided to the Buyer.
7.3.	Since such statement there have been no payments out of any such accounts except for payments in the ordinary course of business.
8.	Borrowings

Accurate details of all overdrafts, loans or other financial facilities outstanding or available to each Group Company are included in the Data Room (including any indebtedness for moneys borrowed or raised under any bond, note bill of exchange or commercial paper, finance lease, hire purchase agreement, forward sale or purchase agreement or conditional sale agreement or other transaction having the commercial effect of a borrowing).

9.	Disputes and investigations
9.1.	So far as the Sellers are aware, no Group Company, nor any of its Directors nor any person for whose acts the Company may be liable, is engaged or involved in any of the following matters (such matters being referred to in this paragraph 9 as "Proceedings"):
9.1.1.	any litigation, administrative, arbitration or other proceedings, claims, actions or hearings (except for debt collection in the normal course of business); or
9.1.2.	any dispute with or, investigation, inquiry or enforcement proceedings by, any governmental, regulatory or similar body.
9.2.	No Proceedings have been threatened or are pending by or against any Group Company, any Director or any person for whose acts the relevant Group Company may be liable.
9.3.	No Group Company is affected by any existing or pending judgment, order, decision or ruling of any court, tribunal or governmental, regulatory or similar body, nor has it given any undertaking in connection with any Proceedings.
9.4.	So far as the Sellers are aware, none of the Sellers, nor any Seller Group Company, has a claim of any nature against any Group Company, nor has it assigned to any person the benefit of any such claim.
10.	Contracts and trading
10.1.	The Disclosure Letter contains full particulars of all material subsisting contracts, agreements, arrangements, understandings or commitments to which each Group Company is a party.
10.2.	No Group Company is a party to any contract, agreement, arrangement, understanding or commitment which is of an unusual or exceptional nature, outside the ordinary course of the Business, or not on arm's-length terms.
10.3.	Save as set out in the Disclosure Letter, no default of any agreement to which any Group Company is a party has been threatened and no notice of termination of any such agreement has been received or served by any Group Company.
10.4.	There is no outstanding indebtedness or other liability (actual or contingent) and no outstanding contract, commitment or arrangement between any Group Company and either the Sellers (or any Seller Group Company) or a director of any Seller Group Company (or any person connected with any such director (within the meaning of section 1122 of the Corporation Tax Act 2010).
10.5.	Complete and accurate copies of the contracts between Clamonta Limited and Rolls Royce plc are attached to the Disclosure Letter.
11.	Effect of sale of the Sale Shares

So far as the Sellers are aware, the acquisition of the Shares by the Buyer will not:

11.1.1.	cause any Group Company to lose the benefit of any right, asset or privilege it presently enjoys; or

11.1.2.	relieve any person of any obligation to any Group Company, or enable any person to determine any such obligation, or any right or benefit enjoyed by any Group Company, or to exercise any other right in respect of the Company; or
11.1.3.	result in any customer, client or supplier reducing its business, or changing the terms on which it deals, with the Company.
12.	Employment
12.1.	The definitions in this paragraph apply in this agreement.
Employee: any person employed by a Group Company under a contract of employment.
Worker: any person who personally performs work for a Group Company but who is not in business on their own account or in a client/customer relationship.
12.2.	The Disclosure Letter includes anonymised particulars of each Employee and Worker, and the principal terms of their respective contracts with the relevant Group Company.
12.3.	The Disclosure Letter includes anonymised details of all persons who are not Workers and who are providing services to the Company under an agreement which is not a contract of employment with the relevant Group Company (including consultants and secondees), and full particulars of the terms on which such persons provide their services.
12.4.	The Disclosure Letter includes anonymised details of all Employees and Workers who are on secondment, maternity, paternity, adoption or other leave or absent due to ill-health or for any other reason.
12.5.	No offer of employment or engagement has been made by any Group Company which is outstanding for acceptance, or which has been accepted but not yet commenced.
12.6.	No notice to terminate the contract of employment of any Employee or Worker is pending, outstanding or threatened, and there are no circumstances likely to give rise to such notice.
12.7.	No Group Company is a party to, bound by or proposing to introduce in respect of any of its current or former directors, Employees or Workers, any redundancy payment scheme (in addition to statutory redundancy pay), or any incentive arrangement or scheme (including, without limitation, any share option or share award plan, commission, profit sharing or bonus scheme).
12.8.	No Group Company has incurred any actual or contingent liability in connection with the termination of employment of any Employee, or for failing to comply with any order for the reinstatement or re-engagement of any Employee.
12.9.	No Group Company has made or provided, or agreed to make or provide, any payment or benefit to any of its present or former directors, Employees or Workers (or their dependants) in connection with the actual or proposed termination or suspension of employment or variation of an employment contract.
12.10.	There are no sums owing to or from any current or former Employee or Worker other than reimbursement of expenses, wages for the current salary period and holiday pay for the current holiday year.

12.11.	No Group Company has offered, promised or agreed to any future variation in the contract of any Employee or Worker.
12.12.	No Group Company has entered into any agreement or arrangement with any trade union, employee representative or body of employees or their representatives (whether binding or not).
12.13.	Each Group Company has performed all obligations and duties it is required to perform in respect of each Employee and Worker, whether or not legally binding and whether arising under contract, statute, at common law or in equity or under any treaties or laws of the European Union or otherwise.
13.	Defective Products/Services
13.1.	No Group Company has manufactured sold or supplied goods or services which are or were or will become faulty or defective in any material respect or which do not comply with any warranties expressly or impliedly (whether by statute, common law or otherwise) made by it or with any applicable regulations, standards and requirements.
13.2.	There are no outstanding claims against any Group Company in respect of defects in quality or delays in delivery or completion of contracts or deficiencies of design or performance of equipment or otherwise relating to liability for goods manufactured, sold or supplied, or services supplied, or to be so manufactured, sold or supplied by the Company and no such claims are threatened or anticipated.
13.3.	No Group Company has accepted any liability or obligation to service, repair, maintain, take back or otherwise do or not do anything in respect of any goods manufactured, sold or supplied, or services supplied, by the Company.
14.	Pensions
14.1.	The Pension Scheme is the only arrangement under which the Company or any of the Subsidiaries has or may have any obligation (whether or not legally binding) to provide or contribute towards pension, lump-sum, death, ill-health, disability or accident benefits in respect of its past or present officers and employees ("Pensionable Employees"). No proposal or announcement has been made to any employee or officer of the Company or any of the Subsidiaries as to the introduction, continuance, increase or improvement of, or the payment of a contribution towards, any other pension, lump-sum, death or ill-health, disability or accident benefit.
14.2.	Material details of the Pension Scheme are set out in the Disclosure Letter.
14.3.	The Company has complied with its automatic enrolment obligations as required by the Pensions Act 2008 and associated legislation. No notices, fines, or other sanctions have been issued by the Pensions Regulator and no instances of non-compliance with the automatic enrolment obligations have been notified to the Pension Regulator in respect of the Company.
14.4.	All contributions, insurance premiums, tax and expenses due to and in respect of the Pension Scheme have been duly paid. There is no other liability outstanding from the Company to the Pension Scheme at the date of this agreement. The contributions in respect of the Pension Scheme have been paid at the rates set out in the most recent schedule of contributions or the most recent payment schedule.

14.5.	No contribution notice or financial support direction under the Pensions Act 2004 has been issued to the Company or to any other person in respect of the Pension Scheme and there is no fact or circumstance of which the Seller is aware which is likely to give rise to any such notice or direction.
14.6.	The Pension Scheme is a registered pension scheme for the purposes of Chapter 2 of Part 4 of the Finance Act 2004.
14.7.	Prior to 1 October 2012, the Company provided access to a designated stakeholder pension scheme for their Pensionable Employees who are not members of the Pension Scheme, as required by section 3 of the Welfare Reform and Pensions Act 1999.
14.8.	As far as it is aware, the Company has not discriminated against, or in relation to, any Pensionable Employee in relation to the Pension Scheme on the grounds of age, sex, disability, marital status, hours of work, fixed-term or temporary agency worker status, sexual orientation, religion or belief in providing pension, lump-sum, death, ill-health, disability or accident benefits.
14.9.	No claims or complaints have been made or, so far as the Seller is aware, are pending or threatened in relation to the Pension Scheme or otherwise in respect of the provision of (or failure to provide) pension, lump-sum, death, ill-health, disability or accident benefits by the Company or any of the Subsidiaries in relation to any of the Pensionable Employees. There are no facts or circumstances of which the Seller is aware which are likely to give rise to such claims or complaints.
15.	Connected persons contracts
15.1.	Save for the Inter-Company Indebtedness and normal and customary inter-company business, no Group Company is, nor has it during the past three years been a party to an agreement or arrangement (whether legally binding or not) in which a Seller, or Associate of a Seller, or director of the Company, or Associate of a director of the Company, is or has been interested.
15.2.	No Group Company is a party to, and its profits and financial position during the past three years have not been affected by, an agreement or arrangement (whether legally binding or not) which is not of an arms' length nature.
15.3.	No Group Company's assets have been acquired for a consideration other than market value (at the time of acquisition).
16.	Sensitive payments
16.1.	No officer or employee or, so far as the Sellers are aware, any agent or distributor or other person who performs services for and on behalf of any Group Company (in each case an "Associated Person" for the purposes of this warranty 16.1) has made, received, offered, promised, requested, agreed to or accepted any Sensitive Payment in connection with any contract entered into or to be entered into by any Group Company or otherwise in relation to the Company's business.

16.2.	So far as the Sellers are aware, neither the Company nor any of the Subsidiaries is or has, at any time, engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010.
16.3.	So far as the Sellers are aware, each Group Company has in place adequate procedures designed to prevent Associated Persons from bribing another person (as defined in section 7(3) of the Bribery Act 2010) with the intention to obtain or retain business for that Company or to obtain or retain an advantage in the conduct of business of that Company.
16.4.	So far as the Sellers are aware, neither a Group Company nor any of their Associated Persons is or has been the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body or any customer regarding any offence or alleged offence under the Bribery Act 2010, and no such investigation, inquiry or proceedings have been threatened or are pending and there are no circumstances likely to give rise to any such investigation, inquiry or proceedings.
17.	Property warranties
17.1.	Definitions

The definitions in this sub-paragraph 17.1 apply in this paragraph 17.

"Previously-owned Land and Buildings"

any land and buildings that have, at any time before the date of this agreement, been owned (under whatever tenure) and/or occupied and/or used by the Company or any of the Subsidiaries, but which are either:

(a) no longer owned, occupied or used by the Company nor any of the Subsidiaries, or

(b) are owned, occupied or used by one of them but pursuant to a different lease, licence, transfer or conveyance.

17.2.	The particulars of the Property

The particulars of the Property set out in Schedule 4 are true, complete and accurate.

17.3.	Extent of property interests
17.3.1.	The Property is the only land and buildings owned, used or occupied by the Company and the Subsidiaries.
17.3.2.	Neither the Company nor any of the Subsidiaries has any right of ownership, right of use, option, right of first refusal or contractual obligation to purchase, or any other legal or equitable right, estate or interest in, or affecting, any land or buildings other than the Property.
17.4.	Residual liability
17.4.1.	As far as the Company is aware, neither the Company, nor any company that is or has at any time been a subsidiary of the Company, has any known actual or known contingent liability in respect of Previously-owned Land and Buildings.
17.5.	Replies to enquiries

As far as the Company is aware, all written replies given by or on behalf of the Seller, any company within the Seller's Group, the Company or any subsidiary in response to any written enquiries raised by or on behalf of the Buyer in relation to the Property were complete and accurate at the date they were given, and would still be complete and accurate if the replies were instead being given on the date of this agreement. In this paragraph 17.5, the expression, in writing, shall include e-mail.

17.6.	Title
17.6.1.	The Company, or the Subsidiary identified as the proprietor in Schedule 4, is solely legally and beneficially entitled, and has a good and marketable title, to each of the Property.
17.6.2.	The Company, or the Subsidiary identified as the proprietor in Schedule 4, is in possession and actual occupation of the whole of each of the Property on an exclusive basis, and as far as the Company is aware, no right of occupation or enjoyment has been acquired or is in the course of being acquired by any third party, and neither the Company nor any of the Subsidiaries has granted, or agreed to grant, any right of occupation or enjoyment in respect of the Property to any third party.
17.6.3.	The Seller has in its possession and control and has Disclosed copies of all the title deeds and documents it has access to.
17.7.	Use of the Property

Since 2007, the Group Companies have used the Property for the purposes of office, storage and factory premises.

18.	Introfocus
18.1.	Introfocus Limited is dormant within the meaning of Section 480 of the Companies Act 2006 and is exempt from the provisions of Part 16 of the Companies Act 2006 relating to the audit of accounts and from the obligation to appoint auditors.

Schedule 6 - Limitations on Sellers’ Liability

Interpretation and application

1.	The limitations and exclusions set out in this Schedule shall not apply -
1.1.	to any claim (including a Warranty Claim) which arises from;
1.2.	to the amount by which any claim (including a Warranty Claim) is increased as a result of; or
1.3.	where the delay in the discovery of any Warranty Claim arises from;

fraud, deceit or wilful concealment by the Sellers or any of their officers. The amount, or the increase in the amount, of any such claim shall accordingly be disregarded for the purpose of calculating the amount specified in paragraph 4.

Time Limits

2.	The Sellers shall not be liable for any claim (including a Warranty Claim) unless the Buyer gives written notice of such claim to the Sellers, containing such details of the claim, including its anticipated value, as the Buyer has available to it:
2.1.	in the case of a Warranty Claim under the Tax Warranties prior to the expiry of seven years following the date of Completion; or
2.2.	in the case of any other claim (including a Warranty Claim), prior to the expiry of 2 years from the date of Completion, and liability for the claim is accepted by the Seller in writing or court proceedings in respect of such claim are instituted and duly served in either case within 6 months from the last day for notification of the claim under sub paragraphs 2.1 or 2.2 (as applicable).

Thresholds

3.	No claim for breach of any Warranty shall be made by the Buyer until the aggregate liability for all claims under this Agreement (including all previous claims whether or not satisfied and including costs) shall equal or exceed £35,000 in which case the whole amount shall be capable of being claimed and not merely the excess.
4.	The Sellers’ combined maximum aggregate liability in respect of all claims under this Agreement (including but not limited to Warranty Claims, indemnity claims under clauses 4.3, 5.8 and 9.1 and including interest, costs, fines, penalties and surcharges) is limited to the Consideration.

Further Restrictions

5.	The Sellers shall not be liable for any Warranty Claim (other than a claim for breach under the Tax Warranties in respect of any Liability to Taxation (as defined in Part 1 of Schedule 3)) to the extent that the liability to which the Warranty Claim relates is attributable to any act, omission, transaction or arrangement of the Buyer (or persons deriving title from it), or any member of the Buyer Group (including any change in the date to which any member of the Group makes up its accounts, the accounting policy or treatment used in preparing the accounts of any member of the Group or in the accounting bases or conventions upon which any member of the Group values its assets) which act, omission, transaction or arrangement:

5.1.	was not in the ordinary course of business as carried on prior to the date of this Agreement; or
5.2.	could reasonably have been avoided,

to the extent that the same occurs after the date of this Agreement.

Recovery from a Third Party etc.

6.	The amount of the Sellers’ liability for any Warranty Claim (other than a claim for breach under the Tax Warranties in respect of any Liability to Taxation (as defined in Part 1 of Schedule 3)) shall be reduced by:
6.1.	any sum which is recovered (whether by way of insurance, indemnification or otherwise) by the Buyer or a member of the Buyer Group (otherwise than from another of those companies) in respect of the loss or damage suffered by reason of the relevant breach, less the amount of any reasonable costs and expenses incurred in obtaining payment of that sum and of any Taxation for which the Buyer or a member of the Buyer Group may be liable by reason of its receipt of that sum;
6.2.	the amount, if any by which any Taxation for which any member of the Group or the Buyer is or would be liable but for the circumstances giving rise to the Warranty Claim is reduced or extinguished by reason of the circumstances giving rise to the Warranty Claim, and if the Sellers have paid to the Buyer any amount in respect of the Warranty Claim before the recovery of that sum, the Buyer shall repay to them, or procure the repayment to them of, the amount by which its liability is so reduced.

No Double Recovery

7.	The Buyer shall not be entitled to recover damages or otherwise obtain reimbursement or restitution more than once in respect of the same loss.

Contingent Claims

8.	If the Warranty Claim arises in connection with a liability of any member of the Group which, at the time at which the claim is notified to the Sellers, is contingent then the Sellers will have no obligation to make any payment to the Buyer in respect of that breach unless and until such time as the contingent liability ceases to be contingent and becomes an actual liability. So long as any Warranty Claim arising by reason of a contingent liability shall have been notified to the Seller in accordance with paragraph 2, then paragraph 2 shall be amended in relation to such Warranty Claim so as to require that liability for the Warranty Claim be accepted by the Sellers in writing or court proceedings in respect of the Warranty Claim be instituted within 90 days from the date on which the said liability ceases to be contingent, provided that if such contingent liability shall not have become an actual liability by the fourth anniversary of the date of this Agreement, such Warranty Claim shall no longer be capable of recovery from the Sellers under this Agreement.

Duty to Mitigate

9.	Nothing contained in this Schedule shall limit the Buyer’s obligations at common law or the obligation of any member of the Group to mitigate any loss or damage resulting from or arising as a consequence of any circumstances giving rise to any Warranty Claim.

Taxation

10.	The Sellers’ liability under the Tax Warranties shall be limited further in accordance with the provisions of Schedule 3.

Schedule 7 – Buyer Warranties

1.	Capacity and Authority
1.1.	Authorisations

The Buyer is entering into this Agreement and any agreement to be entered into pursuant to this Agreement on its own behalf and not on behalf of any other persons and has taken all necessary action and has all requisite power and authority to enter into and perform its obligations under this Agreement and each document to be executed by it at or before Completion. No consent, action, approval or authorisation of and no registration, declaration, notification or filing with or to, any Authority or any other person is required to be obtained, or made, by the Buyer to authorise the execution or performance of this Agreement by the Buyer.

1.2.	Proper Execution

The Buyer’s obligations under this Agreement and each document to be executed at or before Completion are or when the relevant document is executed, will be valid, legal and binding in accordance with their terms.

1.3.	No Conflict

The execution and delivery of this Agreement and each document to be executed at or before Completion by the Buyer and the performance of and compliance with its terms and provisions will not conflict with or result in a breach of, or constitute a default under, the constitutional documents of the Buyer, any agreement or instrument to which the Buyer is a party or by which the Buyer is bound, or any Laws, order or judgment that applies to or binds the Buyer or any of its property.

2.	Insolvency and Winding Up
2.1.	No order has been made and no resolution has been passed for the winding up of the Buyer or for a provisional liquidator to be appointed in respect of it and no petition has been presented and no meeting has been convened for the purposes of its winding up.
2.2.	No administrator has been appointed in respect of the Buyer and no notice, petition or other documents have been given or filed for the purpose of placing it in administration.
2.3.	No receiver (which expression shall include an administrative receiver) has been appointed in respect of the Buyer.
2.4.	The Buyer is not insolvent or unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 and has not stopped paying its debts as they fall due.
2.5.	No voluntary arrangement has been proposed under section 1 of the Insolvency Act 1986 in respect of the Buyer.
2.6.	No event analogous to any of the foregoing has occurred in or outside England with respect to the Buyer.

3.	Buyer Obligations

3.1. The Buyer has immediately available on an unconditional basis (subject only to Completion) the necessary cash resources to meet its obligations under this Agreement.

4.	Buyer Awareness
4.1.	The Buyer is not aware of any matter which would constitute a breach of the Warranties, other than as is Disclosed.

Schedule 8 - Completion Provisions

Part 1

1.	The Sellers shall:
1.1.	deliver to the Buyer:
1.1.1.	duly completed and executed transfers of the Shares by the registered holders in favour of the Buyer together with the relevant share certificates or an indemnity in a form satisfactory to the Buyer in the case of any missing certificates;
1.1.2.	share certificates (or an indemnity in a form satisfactory to the Buyer in the case of any missing certificates) for all the issued Shares in each Subsidiary;
1.1.3.	originals or copies of all deeds and/or documents held by the Sellers in respect of the Property;
1.1.4.	all charges, mortgages, debentures and guarantees to which the Company or any of the Subsidiaries are a party together with an appropriate duly executed unconditional discharge or release in the agreed form and Companies House form MR04 completed in respect of each of the same (as appropriate) and (so far as the foregoing are registered or in the course of registration at HM Land Registry) HM Land Registry forms DS1 in each case duly executed together (in each case) with such evidence of due execution as may be required by HM Land Registry;
1.1.5.	the Disclosure Letter duly signed;
1.1.6.	as agent for the Company and the Subsidiaries the statutory registers, minute books and share certificate books (properly written up to the day prior to Completion), the certificate of incorporation and (if applicable) any certificate of incorporation on change of name or re-registration of each Company and the Subsidiaries;
1.1.7.	letters of resignation in the agreed form, from each of the directors of each Group Company in relation to their respective offices, duly executed as a deed;
1.1.8.	an irrevocable power of attorney in the agreed form, duly executed by each Seller as a deed in favour of the Buyer (or its nominees) to enable the beneficiary (or its proxies) to exercise all voting and other rights attaching to the Shares before the transfer of the Shares is registered in the Company’s register of members;
1.1.9.	the original/a certified copy of any power of attorney under which the Agreement or any other document to be delivered to the Buyer under this paragraph 1.1 has been executed;
1.1.10.	a certified copy of the board minutes of each Group Company in respect of the board meetings held pursuant to paragraph 1.2;
1.1.11.	evidence, in the agreed form, that each Group Company has been discharged from any responsibility for the Inter-Company Indebtedness;

1.1.12.	a certified copy of the minutes of the meeting of the board of directors (or a committee thereof) of each Seller as signed by the Chairman of each respective meeting, resolving that each Seller should enter into this Agreement and each other document to be entered into by each of them at Completion, and authorising execution of this Agreement and each such document by each person signing on behalf of each Seller;
1.1.13.	in relation to each Group Company:
1.1.13.1.	statements from each bank or other source at which each Group Company has an account or facility, giving the balance of each account at the close of business on the last Business Day before Completion together with a complete and accurate reconciliation (made up to Completion) of those statements to cash book balances and the cheque books in respect of each of those accounts;
1.1.13.2.	details of their cash book balances;
1.1.13.3.	all cheque books, credit and charge cards held for the account of each Group Company; and
1.1.13.4.	a copy of each bank mandate and the appropriate forms to amend, in such manner as the Buyer reasonably requires, the mandates given by each Group Company to its bankers or other facility providers.
1.2.	procure that a board meeting of each Group Company is held at Completion at which it shall be resolved by the directors that the following matters shall take place:
1.2.1.	the transfers referred to in paragraph 1.1.1 is approved and (subject to it being appropriately stamped) registered in the relevant Group Company’s books and that share certificates in respect of the same be executed by the relevant Group Company and delivered to the Buyer (or its nominees);
1.2.2.	the persons nominated by the Buyer are appointed as directors of each Group Company subject to such persons consenting to such appointment and not being disqualified in law or under the articles of association of each Group Company from holding such offices. The appointments shall take effect at the end of the board meeting;
1.2.3.	the directors of each Group Company shall resign and cease to be an officer of each Group Company with effect from the end of the relevant board meeting;
1.2.4.	the mandates given by each Group Company to its bankers are revoked or revised as the Buyer may require;
1.2.5.	the execution and completion of the other documents to be entered into by each Group Company under this Agreement is approved (as appropriate); and
1.2.6.	any other business which may be necessary or desirable to give full and valid effect to the sale and purchase provided for in this Agreement or as the Buyer may reasonably require.

Part 2

1.	The Buyer shall subject to compliance by the Sellers with the obligations set out in Part 1 of this Schedule 8;
1.1.	in satisfaction of the obligations under clause 3.2, transfer or procure to be transferred the sum of £400,000.00 to the client account of the Sellers’ Solicitors at:

Account Name: Reed Smith LLP Client GBP Account

Barclays Bank plc, 1 Churchill Place, London E14 5HP

Account Number: 40098523

Sort Code: 20-00-00

IBAN: GB05 BARC 2000 0040 0985 23

SWIFT: BARCGB22

1.2.	deliver to the Sellers:-
1.2.1.	a counterpart of the Disclosure Letter duly signed by way of acknowledgement of receipt by the Buyer;
1.2.2.	a certified copy of the minutes of a meeting of the board of directors (or a committee thereof) of the Buyer in the agreed form resolving that the Buyer should enter into this Agreement and each other document to be signed by it at Completion and authorising the execution of those documents by each person signing on behalf of the Buyer;
1.2.3.	a certified copy of any power of attorney under which this Agreement is, or any other document to be entered into at Completion is to be, executed by the Buyer; and
1.2.4.	deeds of release in the agreed form executed by (i) Mike Beirns; (ii) Richard Chorlton; and (iii) Mark Bott;

Schedule 9 – Parts List

Part Number	Engine Programme
1578	GNOME
1766	GNOME
204520KIT0003	BR710
3A0115	V2500
4711000283	M TYNE
4711005725	I OLYMPUS
4711007037	I OLYMPUS
4711007063	I OLYMPUS
4711008841	I OLYMPUS
4711008844	I OLYMPUS
4711023335	I OLYMPUS
4711028443	I OLYMPUS
4711028736	M TYNE
4711032365	I OLYMPUS
4711032607	M TYNE
4711032645	I OLYMPUS
4711040351	I OLYMPUS
4711041764	I SPEY
4711041929	M TYNE
4711042255	GNOME
660613	GNOME
664057	GNOME
565325	GNOME
566553	GNOME
666557-2	GNOME
566562	GNOME
567309	GNOME
568302	GNOME
568581	GNOME
572924	GNOME
573269	GNOME
573668	GNOME
576965	GNOME
576547ND	GNOME
577050	GNOME
577389	GNOME
5922	GNOME
5A0994	V2500
6860464	I SPEY
6860922	I SPEY
6861026	C SPEY
6894243	I SPEY
6A2035C07	STD PARTS
6A2035010	STD PARTS
6A2037C03	STD PARTS
6A2037C05	STD PARTS
6A2272C08	STD PARTS
6A2272C10	STD PARTS
6A2866	V2500
6A3597	V2500

6A6580	V2500
6A7592	V2500
6A7859	V2500
6A7871	V2500
6A8524	V2500
6A8526	V2600
6A8526	V2600
7178	GNOME
8100830067	I OLYMPUS
8103640236	I OLYMPUS
8103660127	M TYNE
AG100200	I AVON
AG100215	I AVON
AG100216	I AVON
AG100228	I AVON
AG100229	I AVON
AG100234	I AVON
AG100235	I AVON
AG100249	I AVON
AG100250	I AVON
AG100252	I AVON
AG10407	I AVON
AG11328	I AVON
AG11358A	I AVON
AG12324	I AVON
AG58823	I AVON
AG58919	I AVON
AG59033	I AVON
AG59653	I AVON
AS27410	STD PARTS
AX60310	ADOUR
AX51412	ADOUR
AX66330	ADOUR
AX56727	ADOUR
AX69219	ADOUR
AX60084	ADOUR
AX60349	ADOUR
AX61394	ADOUR
AX62503	ADOUR
AX62596	ADOUR
AX62863	ADOUR
AX65104	ADOUR
AX66847	ADOUR
AX67827	ADOUR
AX71096	ADOUR
AX72857	ADOUR
B101744	I OLYMPUS
B109507	I OLYMPUS
B125869PM	M OLYMPUS
B138041	I OLYMPUS
B164631	I OLYMPUS
B172779	I OLYMPUS
B174666	I OLYMPUS

B193332PM1	I OLYMPUS
B195932	PEGASUS
B241636PM1	I OLYMPUS
B436524	STD PARTS
B448787	I OLYMPUS
B514701	PEGASUS
B518190	PEGASUS
B88536	I OLYMPUS
BA20916	TAY
BA20916	TAY
BA20917	TAY
BA20918	TAY
BA20923	TAY
BA22969	AVON
BA61733	AVON
BA61739	AVON
BA83947	AVON
BA86341	DART
BA86408	C SPEY
BA90547	I AVON
BA95980	AVON
BDA7804	I OLYMPUS
BDA9148	I OLYMPUS
BDC7687	M OLYMPUS
BDC7778	M OLYMPUS
BDD1498	M OLYMPUS
BDD5220	M OLYMPUS
BDE3810	I OLYMPUS
BDE4832	M OLYMPUS
BDE6597	M OLYMPUS
BDE7162	M OLYMPUS
BDE7163	M OLYMPUS
BDE7342	M OLYMPUS
BK1079	TAY
BR25403	AVON
BR28278	AVON
BR373	AVON
BR46986	AVON
BR76619	AVON
BR78893	AVON
BRH10342	BR715
BRH11333	BR715
BRH11337	BR715
BRH17576	BR715
BRH2O209	BR715
BRR10306	BR710
BRR10307	BR710
BRR10309	BR710
BRR10311	BR710
BRR12446	BR710
BRR12695	BR710
BRR13257	BR710
BRR13258	BR710

BRR13259	BR710
BRR14591	BR710
BRR14594	BR710
BRR14595	BR710
BRR14598	BR710
BRR14602	BR710
BRR14604	BR710
BRR14605	BR710
BRR14606	BR710
BRR14607	BR710
BRR15787	BR710
BRR16304	BR710
BRR16896	BR710
BRR17424	BR710
BRR18248	BR710
BRR18495	BR710
BRR18497	BR710
BRR19426	BR710
BRR10427	BRNO
BRR19428	BR710
BRR19927	BR710
BRR20214	BR710
BRR20786	BR710
BRR20787	BR710
BRR21518	BR710
BRR24416	BR710
BRR40002	BR710
BRR40010	BR710
BRR40068	BR710
BRR40364	BR710
BRR40664	BR710
BRR40665	BR710
BRR40666	BR710
CU56381	AVON
CU72366	CONWAY
DKH14545	EFE
EU10081TD	C SPEY
EU11483	TAY
EU11714	C SPEY
EU12142	TAY
EU12157	TAY
EU12158	TAY
EU12430	TAY
EU13142	TAY
EU13626	TAY
EU13933	TAY
EU14561	STD PARTS
EU15382	TAY
EU17037	TAY
EU18126A	TAY
EU25710	TAY
EU25956	TAY
EU27000	TAY

EU29362	TAY
EU30558	TAY
EU35955	TAY
EU38580	TAY
EU38748	C SPEY
EU41045	I SPEY
EU43010	I SPEY
EU54292	TAY
EU54293	TAY
EU56078A	TAY
EU61977	TAY
EU69678	STD PARTS
EU72341	C SPEY
EU76354	TAY
FK11154	TRENT 700
FK11265	TRENT 700
FK11585	TRENT 700
FK12826	TRENT 700
FK14784	TRENT 700
FK19923	TRENT 800
FK19931	TRENT 800
FK19932	TRENT 800
FK20649	TRENT 700
FK20650	TRENT 700
FK20651	TRENT 700
FK20786	TRENT 700
FK21011	TRENT 700
FK21978	524G2-T
FK22470	TRENT 700
FK22471	TRENT 700
FK22472	TRENT 700
FK22476	TRENT 700
FK22597	TRENT 800
FK22598	TRENT 800
FK22718	TRENT 700
FK23084	STD PARTS
FK23670	STD PARTS
FK25694	524G2-T
FK25595	524G2-T
FK25596	524G2-T
FK25597	524G2-T
FK25599	524G2-T
FK25604	524G2-T
FK26932	TRENT 800
FK26933	TRENT 800
FK27211	254B
FK28735	TRENT 800
FK20033	TRENT 700
FK29099	TRENT 800
FK30373	TRENT 500
FK30660	TRENT 500
FK30661	TRENT 500.
FK30674	TRENT 500

FK30675	TRENT 500
FK30676	TRENT 500
FK30677	TRENT 500
FK30678	TRENT 500
FK32134	TRENT 500
FW14137	535E4
FW15286	TRENT 500
FW21355	R5211-624
FW29811	TRENT 900
FW29812	TRENT 900
FW29813	TRENT 900
FW29814	TRENT 900
FW29815	TRENT 900
FW29816	TRENT 900
FW29817	TRENT 900
FW32039	TRENT 900
FW34475	TRENT1000
FW35698	624G2
FW36427	TRENT 900
FW36429	TRENT 500
FVV37989	TRENT 900
FW39221	TRENT1000
FW39222	TRENT1000
FW39223	TRENT1000
FW41887	TRENT1000
FW42313	TRENT1000
FW42621	TRENT 900
FW43200	TRENT1000
FW43201	TRENT1000
FW43530	TRENT1000
FW43631	TRENT1000
FW44306	TRENT1000
FW47800	TRENT1000
FW47801	TRENT1000
FW47867	TRENT XWB
FW48870	TRENT 800
FW51155	TRENT1000
FW51464	BR725
FW51465	BR725
FW52699	TRENT 500
FW52700	TRENT 500
FW58721	TRENT1000
FW59522	TRENT1000
FW60867	BR725
FW63856	TRENT1000
FW63857	TRENT1000
FW64350	TRENT1000
FW64351	TRENT1000
FW64487	TRENT 900
FW70508	STD PARTS
FW70864	TRENT XWB
FW71065	TRENT XWB
FW72326	TRENT XWB

FW73481	TRENT 900
FW76765	TRENT XWB
FW76768	TRENT XWB
FW76771	TRENT XWB
FW77118	TRENT XWB
FW78963	TRENT XWB
FW78964	TRENT XWB
FW79203	TRENT XWB
FW79205	TRENT XWB
FW79279	TRENT XWB
FW79280	Trent XWB
FW79334	Trent XWB
FW79336	Trent XWB
FW79395	TRENT XWB
FW88348	TRENT XWB
FW88373	TRENT XWB
FW88400	TRENT XWB
JJ102759	STD PARTS
JJ104931	RB199
JJ107271	RB199
JJ11327	STD PARTS
JJ19120	RB199
JR12039	TAY
JR16751	STD PARTS
JR17601	STD PARTS
JR27129	TAY
JR27390A	TAY
JR30920	TAY
JR30967A	TAY
JR31159A	TAY
JR31335A	TAY
JR33115	TAY
JR35198	TAY
JR35199	TAY
JR35201	STD PARTS
JR56355	TAY
JR66718	TAY
JR56988	TAY
JR57503	TAY
JR58047	TAY
JR58064	TAY
JR58069	TAY
JRA1410	M SPEY
JRA1844	M SPEY
JRA1848	M SPEY
JRA2026	M SPEY
JRA2791	M SPEY
JRA3327	M SPEY
JRA3377	M SPEY
JRA3610	M SPEY
JRA3725	M SPEY
JRA3734	SM1C
JRA4235	M SPEY

JRA5871	M SPEY
JRA5942	M SPEY
JRA6490	M SPEY
JRA6498	M SPEY
JRA7420	M SPEY
JRA7484	M SPEY
JRA7502	M SPEY
JRA8154	M SPEY
JRA8267	M SPEY
JRA8268	M SPEY
JRA8569	M SPEY
JRA8935	M SPEY
JRA9012	M SPEY
JRA9328	M SPEY
JRA9431	M SPEY
JRB1065	M SPEY
JRB1193	M SPEY
JRB1199	M SPEY
JRB1200	M SPEY
JRB1201	M SPEY
JRB1202	M SPEY
JRB1205	M SPEY
JRB1250	M SPEY
JRB1507	M SPEY
JRB1681	M SPEY
JR131687	M SPEY
JRB1720	M SPEY
JRB1950	M SPEY
JRB1957	M SPEY
JRB2282	M SPEY
JRB2320	M SPEY
JRB2390	M SPEY
JRB3202	M SPEY
JRB3736	M SPEY
JRB4069	M SPEY
JRB4653	M SPEY
JRB5063	M SPEY
JRB5176	M SPEY
JRB5263	M SPEY
JRB5919	M SPEY
JRB6076	M SPEY
JRB6400	M SPEY
JRB6685	M SPEY
JR67802	M SPEY
JRB8084	M SPEY
JRC1356	M SPEY
JRC1718	M SPEY
K13154	ADOUR
K20334	STD PARTS
K20510	STD PARTS
KDB200181	EJ200
KH116870	TRENT XWB
KH10065	TRENT XWB

KH11073	TRENT XWB
KH12644	TRENT XWB
KH12645	TRENT XWB
KH12651	TRENT XWB
KH12652	TRENT XWB
KH12922	TRENT XWB
KH12923	TRENT XWB
KH14504	TRENT 900
KH14543	TRENT XWB
KH14605	TRENT 900
KH14963	TRENT1000
KH15687	TRENT XWB
KH16183	TRENT XWB
KH16541	TRENT1000
KH16542	TRENT1000
KH16543	TRENT1000
KH17111	TRENT XWB
KH17170	TRENT XWB
KH18836	TRENT 900
KH18837	TRENT 900
KN505730	TRENT 700
KU10901	M SPEY
LJ30995	524D4
LJ31103	535C
LJ41985	TRENT 700
LK30148	22B
LK30541	STD PARTS
LK31039	STD PARTS
LK34464	22B
LK40979	RB211-524
LK41650	STD PARTS
LK45387	22B
LK45419	22B
LK47292	22B
LK47306	22B
LK48227	22B
LK50790	STD PARTS
LK58409	524B
LK60110	22B
LK62324	22B
LK63156	STD PARTS
LK64903	22B
LK64910	22B
LK65212	524B
LK67001	STD PARTS
LK67003	STD PARTS
LK68153	524B
LK68769	22B
LK66806	22B
LK68814	STD PARTS
LK69719	STD PARTS
LK73030	624B4
LK73031	624B4

LK73068	535C
LK73640	STD PARTS
LK73644	STD PARTS
LK73646	STD PARTS
LK74646	524G2-T
LK74870	535C
LK75203	TRENT 700
LK75567	STD PARTS
LK75702	535C
LK75709	535C
LK80946	STD PARTS
LK81442	22B
LK83104	535E4
LK84298	524D4
LK86903	535C
LK86904	535C
LN10213	GEM
LN10518	GEM
LN10520	GEM
LN11826	GEM
LN12938	GEM
LN14271	GEM
LN14312	GEM
LN16761	GEM
LN17172	GEM
LN20553	GEM
LN21771	GEM
LN22044	GEM
LN24511	GEM
LN24790	GEM
LN24906	GEM
LN25505	GEM
LN26039	GEM
LN30732	GEM
LN30897	GEM
LN30910	GEM
LN30940	GEM
LN31842	GEM
LN34039	GEM
LW101621	I RB211
LW10315	I RB211
LW10325	I RB211
LW10326	I RB211
LW10505	I RB211
LW10749	I RB211
LW10812	I RB211
LW12098	I RB211
LW12099	I RB211
LW12136	I RB211
LW12246	I RB211
LW12255	I RB211
LW12263	I RB211
LW12265	I RB211

LW12273	I RB211
LW12811	I RB211
LW13495	I RB211
LW13496	I RB211
LW13794	I RB211
LW14212	I RB211
LW14306	I RB211
LW14313	I RB211
LW14316	I RB211
LW14334	I RB211
LW14338	I RB211
LW14339	I RB211
LW14340	I RB211
LW14342	I RB211
LW14345	I RB211
LW14357	I RB211
LW14358	I RB211
LW14367	I RB211
LW14368	I RB211
LW14403	I RB211
LW14974	I RB211
LW14993	I RB211
LW15340	I RB211
LW15816	I RB211
LW15817	I RB211
LW15830	I RB211
LW15976	I RB211
LW17099	I RB211
LW17254	I RB211
LW18496	I RB211
LW18637	I RB211
LW18664	I RB211
LW19069	I RB211
LW19264	I RB211
LW19542	I RB211
LW19698	I RB211
LW20009	I RB211
LW20010	I RB211
MR573269-30	GNOME
MR573269-50	GNOME
MR573269-70	EJ200
N13154	GNOME
N14044	GEM
NAS1149C0763R	STD PARTS
NDL3724PM1	GEM
NDL5174	PROTEUS
NDL5229	GEM
NDL5589	GEM
NJ191248	RTM322
NJ191394	RTM322
NJ193670	RTM322
NJ30041	RTM322
NN15687P01	EJ200

NN15688P01	EJ200
NN15688P02	EJ200
NN15688P03	EJ200
NN15688P04	EJ200
NN16688P05	EJ200
NN15688P06	EJ200
NN51323P01	EJ200
NN51395P05	EJ200
NN51395P08	EJ200
NN51395P09	EJ200
NN51395P10	EJ200
NN51396P02	EJ200
NN51396P04	EJ200
NN51396P07	EJ200
NN51396P08	EJ200
NN51399P01	EJ200
NN51399P02	EJ200
NN51399PO4	EJ200
NN51399P05	EJ200
NN51401P01	EJ200
NN51407P01	EJ200
NN51410P01	EJ200
NN51411P01	EJ200
NPE8959	I RB211
NPJ8755	228
NPN28842	TRENT 900
NPX1489	TRENT 800
NPX8756	TRENT 800
NPX9040	TRENT 500
NQF003556	I RB211
NQF007378	TRENT XWB
RK37112	DART
RK41059	STD PARTS
RKA1032	M TYNE
RN58617	STD PARTS
RU10281	TYNE
RU1075	TYNE
RU12647	TYNE
RU13402	TYNE
RU14002	TYNE
RU15728	TYNE
RU16756	TYNE
RU2520	TYNE
RU26430	TYNE
RU3000	TYNE
RU35988	TYNE
RU40437	M TYNE
RU42038	TYNE
RU583	TYNE
RU6651	TYNE
RU7226	TYNE
RU7227	TYNE

RU7586	TYNE
RU8194	TYNE
RUA1201	M TYNE
RUA1263	M TYNE
RUA1336	M TYNE
RUA1528	M TYNE
RUA1542	M TYNE
RUA1709	M TYNE
RUA1746	M TYNE
RUA3081	M TYNE
RUA4960	M TYNE
RUA5236	M TYNE
RUA5484	M TYNE
RUA5644	M TYNE
RUA5969	M TYNE
RUA7775	M TYNE
RUA8089	M TYNE
RUA8588	M TYNE
RUA8932	M TYNE
RUA8933	M TYNE
RUA9123	M TYNE
RUA9623	M TYNE
RUA9629	M TYNE
RUA9645	M TYNE
RUA9986	M TYNE
RUA9990	M TYNE
RUB1145	M TYNE
RUB2184	M TYNE
RUB2396	M TYNE
RUB2582	M TYNE
RUB5032	M TYNE
RUB5363	M TYNE
RUB5555	M TYNE
RUB5561	M TYNE
RUB5935	M TYNE
RUB5999	M TYNE
RUB6000	M TYNE
RUB6133	M TYNE
RUB6590	M TYNE
RUB8340	M TYNE
RUB8436	M TYNE
RUB8465	M TYNE
RUB8481	M TYNE
RUB8567	M TYNE
S100274	I OLYMPUS
S340028	I SPEY

S340032	RB211 LEG
S340053	I RB211
S350025	R8211 LEG
S354278	I SPEY
S365105	STD PARTS
S355106	STD PARTS
S355108	STD PARTS
S355129	I SPEY
S355130	RB211 LEG
S365193	RB211 LEG
S359505	STD PARTS
S842022	RB211 LEG
S844218	I SPEY
S887023	I SPEY
S889005	STD PARTS
S889007	RB211 LEG
S889501	RB211 LEG
TP400729	TP400-D6
TP400730	TP400-D6
TP401542	TP400-D6
TP402520	TP400-D6
UBS1F	PEGASUS
UL17671	STD PARTS
UL18239	STD PARTS
UL19315	524B4
UL19318	524B
UL20556	RB211 LEG
UL20816	STD PARTS
UL21095	524G2-T
UL21097	524G2-T
UL21967	524G2-T
UL25815	524B4
UL25929	STD PARTS
UL26300	STD PARTS
UL26385	524G2-T
UL26391	STD PARTS
UL37135	STD PARTS
UL39142	STD PARTS
UP10339	22B
UP10648	STD PARTS
UP10902	STD PARTS
UP11010	STD PARTS
UP11011	STD PARTS
UP11019	V2500
UP11335	STD PARTS
UP11501	STD PARTS
UP11852	TRENT 700
UP11945	STD PARTS
UP12073	TRENT 500
UP12074	STD PARTS
UP60191	TAY
UP60248	STD PARTS
UP60278	STD PARTS
UP60372	STD PARTS
UP60510	STD PARTS
UP70714	STD PARTS
UP70783	STD PARTS
UP70785	EJ200
UP70786	EJ200
UP71220	RB199
UP71294	STD PARTS

V100605	VIPER
YM10158	MT30-MT50
YM10159	MT30-MT50
YM10447	MT30-MT50
YM10448	MT30-MT50
YM10449	MT30-MT50
YM10454	MT30-MT50
YM10467	M130-MT50
YM10468	MT30-MT50
YM10673	MT30-MT50
YM10674	MT30-MT50
YM10675	MT30-MT50
YM10676	MT30-MT50
YM10742	MT30-MT50
YM11712	MT30-MT50
YM11714	MT30-MT50
YM11716	MT30-MT50
YM11718	MT30-MT50
YM11722	MT30-MT50
YM12184	MT30-MT50
YM12185	MT30-MT50
YU12506	C SPEY

Executed as a deed
(but not delivered until the date hereof) by
Symmetry Medical Sheffield Limited
acting by:

/s/ Fred L. Hite
Director
In the presence of:
Witness Signature:	/s/ David C. Milne
Name of Witness:	David C. Milne
Address:	3724 N. St. Rd. 15
Warsaw, IN 46582.

Executed as a deed
(but not delivered until the date hereof) by
Symmetry Medical Switzerland
acting by:

/s/ Fred L. Hite
Director
In the presence of:
Witness Signature:	/s/ David C. Milne
Name of Witness:	David C. Milne
Address:	3724 N. St. Rd. 15
Warsaw, IN 46582.

Executed as a deed
(but not delivered until the date hereof) by
The HLD Corporation Limited
acting by:

/s/ Demis Ohandjanian
Director
In the presence of:
Witness Signature:	/s/ Paul Ellary
Name of Witness:	Paul Ellary
Address:	………………….…………………………..……..
…………………………………………………….
……………………………………..……….……..